                                                                  EXHIBIT 10.22




                           REVOLVING CREDIT AGREEMENT



________________________________________________________________________________


                                    BETWEEN

                       UNIMARK FOODS, INC., AS BORROWER,
                         AND SIMPLY FRESH FRUIT, INC.,
                        UNIMARK INTERNATIONAL, INC. AND
                    THE UNIMARK GROUP, INC., AS GUARANTORS,

                                      AND

             COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND," NEW YORK BRANCH,
                        A FEDERALLY LICENSED BRANCH OF A
            NETHERLANDS COOPERATIVE BANKING ORGANIZATION, AS LENDER

________________________________________________________________________________



                         DATED AS OF FEBRUARY ___, 1997

                               TABLE OF CONTENTS

                                                                                                                     Page
        ARTICLE I         INCORPORATION OF PREAMBLE AND TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Incorporation of Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Use of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

       ARTICLE II         AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1     Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2     Revolving Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.3     Cash Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.4     Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.5     Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.6     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.7     Letter of Credit (Standby only) Subfacility  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.8     Letter of Credit Issuance Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.9     Voluntary Reduction of Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10    Amounts Exceeding Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.12    Calculation and Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.13    Expiration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.14    Payment of Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.15    Capital Adequacy and Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.16    Change in Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.17    Lending Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.18    Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

      ARTICLE III         CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.1     Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.2     Additional Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.3     Failure to Satisfy Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.4     Post Closing Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

       ARTICLE IV         REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.1     Organization and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.2     Validity, Authorization, and No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.3     No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.4     No Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.5     No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.6     Adverse Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.7     Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.8     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.9     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.10    Accuracy of Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.11    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.12    Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.13    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.14    Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.15    Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.17    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.18    Environmental, Health and Safety Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         4.19    ERISA Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.20    Status Under Certain Statutes of USA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.21    Insider  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.22    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.23    Foreign Asset Control Regulations, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.24    Trademarks, Copyrights, Patents, and Logos . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.25    Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.26    Real Estate and Inventory Locations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.27    Perishable Agricultural Commodities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

        ARTICLE V         AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.1     Payment of the Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.2     Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.3     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.4     Books and Records; Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.6     Maintenance of Existence, Approvals, and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.7     Compliance with Laws, Material Agreements, and Licenses  . . . . . . . . . . . . . . . . . . . . . .  29
         5.8     Maintenance of Assets and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.9     Financial Statements, Borrowing Base Certificate and Other Information . . . . . . . . . . . . . . .  30
         5.10    Payment of Debts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.11    Payment of Taxes and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.12    Claims and Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.13    Maintenance of Chief Executive Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.14    Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.15    Incumbency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.16    Environmental, Health and Safety Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.17    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.18    Collateral Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.19    PACA Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.20    Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

       ARTICLE VI         NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.1     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.2     No Restricted Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.3     Liquidation, Merger, Consolidation, Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.4     Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.5     Discount of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.6     Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.7     Transactions on Favorable Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.8     Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.9     Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.10    Accounting Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.11    Hazardous Materials Prohibitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.12    Management Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.13    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

      ARTICLE VII         FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.1     Minimum Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.2     Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.3     Maximum Leverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

     ARTICLE VIII        EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.2     Maturity of Obligations and Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.3     Waiver of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.4     Cross Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.5     Enforcement of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.6     Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

       ARTICLE IX        MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.1     Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.2     Rights in Property Held  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.3     Performance by the Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.4     Waivers and Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.5     Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.6     Conflicting Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.7     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.8     Independent Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.9     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.10    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.11    Form of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.12    Reliance on Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.13    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.14    Maximum Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.15    Parties Bound and Assignment of the Borrower's Interest  . . . . . . . . . . . . . . . . . . . . . .  45
         9.16    Nature of Relationship; Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.17    General Release and Indemnification by the Obligated Parties . . . . . . . . . . . . . . . . . . . .  46
         9.18    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.19    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.20    Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.21    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.22    Jurisdiction; Venue; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.23    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.24    Final Agreement of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.25    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.26    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         APPENDIX

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

         EXHIBITS

         Exhibit 2.2     - Revolving Note Form
         Exhibit 2.3     - Notice of Borrowing
         Exhibit 4.3     - Proceedings
         Exhibit 4.14    - Affiliates
         Exhibit 4.15    - Prior Names
         Exhibit 4.16    - Insurance Policies and Programs
         Exhibit 4.17(a) - Collective Bargaining Agreements
         Exhibit 4.17(b) - Employee Benefit Agreements
         Exhibit 4.18    - Hazardous Materials

         Exhibit 4.19    - Pension Plans
         Exhibit 4.25    - Existing Debt
         Exhibit 4.26    - Real Estate and Inventory Locations
         Exhibit 5.9(b)  - Borrowing Base Certificate

INDEX OF CERTAIN DEFINED TERMS

                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT is entered into as of February ___, 1997, by and among UNIMARK FOODS, INC., a Texas corporation which is the Borrower, and THE UNIMARK GROUP, INC., a Texas corporation ("GROUP"), UNIMARK INTERNATIONAL, INC., a Texas corporation and a wholly-owned subsidiary of Group, and SIMPLY FRESH FRUIT, INC., a California corporation and a wholly-owned subsidiary of Borrower (each of which shall be a "GUARANTOR" hereunder and which collectively shall be "GUARANTORS"); and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH, a Federally Licensed Branch of a Netherlands Cooperative Banking Organization which is the Lender.

                                P R E A M B L E:

         As Group is the parent of and owns 100% of the issued and outstanding capital stock of UniMark International, Inc. ("INTERNATIONAL"), UniMark Foods, Inc., which is the Borrower, and Les Produits Deli-Bon, Inc. ("DELI-BON"), a Canadian corporation, and 99% of the issued and outstanding capital stock of AgroMark, S.A. de C.V., a Mexican corporation ("AM"), and Industrias Citricolas de Montemorelos, S.A. de C.V., a Mexican corporation ("ICMOSA"), and Grupo Industrial Santa Engracia, S.A. de C.V. ("GISE"), a Mexican corporation, and UniMark Foods, Inc. is the parent and owns 100% of the issued and outstanding capital stock of Simply Fresh Fruit, Inc. ("SIMPLY FRESH"), with the Group and said Subsidiaries of Group being referred to collectively herein as "UNIMARK";

         As UniMark is a vertically integrated citrus and tropical fruit, growing, processing, marketing, and distributing company with operations in Mexico, the United States, and Canada. UniMark's business strategy is as is set forth on page 3 of that Prospectus Summary issued by UniMark and dated June 14, 1996;

         As ICMOSA and GISE, as subsidiaries of Borrower, are currently indebted to Lender for separate amounts of working capital needed for their respective operations in Mexico and the separate indebtedness of each company is secured by respective assets of each;

         As UniMark Foods, Inc. now desires to borrow additional monies from Lender for the working capital needs of the Borrower and of UniMark International, Inc. and Simply Fresh Fruit, Inc. each of which is a Subsidiary of Group located in the USA and Group and such Subsidiaries will benefit directly or indirectly from such loan;

         As International is solvent but its assets and liabilities are an immaterial portion of the total assets and liabilities of





REVOLVING CREDIT AGREEMENT, PAGE 1

UniMark taken as a whole and will remain so until such loan to Borrower is paid in full to Lender;

         As Group on behalf of UniMark taken as a whole enterprise has requested that Lender make such a loan to the Borrower so that Borrower can make loans to the other Subsidiaries of Group located in the USA so that Group and the other Subsidiaries in the USA may utilize the loan proceeds to provide a market in the USA for the products of the Mexican Subsidiaries of Group and to distribute the products of the Subsidiaries in the USA and of the Mexican Subsidiaries in the Canadian market through the Canadian Subsidiary Deli-Bon (with Borrower, International and Simply Fresh being known herein collectively as the "USA SUBSIDIARIES"); and

         As to induce Lender to make such loan, UniMark, through the Group and Borrower, has offered the assets and guaranty of Group and the assets and guaranties of the USA Subsidiaries as collateral for the loan to Borrower, and therefore Group will and will cause its other Subsidiaries in the USA to secure and guarantee the loan to Borrower to obtain the benefit of such loan not only for UniMark as an enterprise but also for the direct benefit to each of the USA Subsidiaries;

         Now, therefore, in consideration of the Preamble and the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                      INCORPORATION OF PREAMBLE AND TERMS

         1.1 INCORPORATION OF PREAMBLE. Borrower and each of the other Obligated Parties hereby agrees that each of the statements set forth in the Preamble of this Agreement is factually true and correct in all material respects and agrees that the Lender did rely upon those statements and facts, and the truth and accuracy of same, to make its decision to enter into this Agreement and such statements will remain true and accurate in all material respects until the Obligations are fully satisfied and therefore agrees that the Preamble in its entirety is incorporated into this Agreement.

         1.2 USE OF TERMS. Certain terms used herein are defined in the Appendix which is incorporated herein by reference. Terms used herein which are defined in the Uniform Commercial Code now in effect in the State of New York (the "UCC") unless otherwise defined herein have the meanings given the respective terms in the UCC. Definitions and references include the plural as well as the singular. Accounting terms not otherwise defined have the meanings assigned to them in accordance with GAAP. Reference to a particular section means such section of this Agreement unless otherwise specified. The words "herein," "hereof," and other words of similar import when used herein refer to this Agreement as a whole and not to any particular article, section, or subsection,





REVOLVING CREDIT AGREEMENT, PAGE 2
unless the context otherwise requires. With respect to the determination of any time period, the word "from" means "from and including," and the word "to" means "to but excluding." Unless otherwise specified, reference to any agreement or document means such agreement or document as supplemented, amended, modified, extended, renewed, or replaced. The word "issue" when used with respect to any Letter of Credit includes issue, extend the expiry of, renew, or increase the amount of such Letter of Credit, and "issued" and "issuance" have corresponding meanings.


                                   ARTICLE II
                           AMOUNT AND TERMS OF LOANS

         2.1 REVOLVING LOAN. Subject to the terms and conditions of this Agreement, the Lender agrees to extend credit to the Borrower on a revolving basis in Dollars in one or more Advances from time to time during the Availability Period of the Commitment, provided (i) unless earlier terminated pursuant to the terms hereof, the Commitment shall terminate on the Expiration Date; (ii) neither the Commitment nor the Revolving Credit Obligations shall exceed $8,500,000; (iii) the Revolving Credit Obligations shall not exceed the lesser of the Borrowing Base or the Commitment; (iv) the Borrower may not obtain a Cash Advance or cause a Letter of Credit to be issued which exceeds the Availability at the time in question; (v) the Lender is not obligated to fund any Advance at any time when any Interest Rate Option exceeds the Legal Maximum; and (vi) each Cash Advance shall be in an amount of not less than $100,000 or an integral multiple thereof. Within the limits of this Section, during the Availability Period the Borrower may borrow, repay, and reborrow in accordance with the terms and conditions of this Agreement.

         2.2 REVOLVING NOTE. The Advances made by the Lender shall be evidenced by a Revolving Note executed by the Borrower which is dated the date hereof, is in the amount of the Commitment, is payable to the order of the Lender at the office of the Lender, and bears interest in accordance with the terms thereof. Notwithstanding the principal amount of the Revolving Note as stated on the face thereof, the amount of principal actually owing on such Revolving Note at any given time shall be the aggregate of all Advances theretofore made to or for the benefit of the Borrower less all payments of principal theretofore actually received hereunder by the Lender. The Lender is authorized, but is not required, to endorse on the schedule attached to the Revolving Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by the Borrower thereunder.

         2.3 CASH ADVANCES. The Borrower may from time to time request a Cash Advance by delivering to the Lender the Borrower's completed and executed Notice of Borrowing. If the Borrower





REVOLVING CREDIT AGREEMENT, PAGE 3
desires a Cash Advance on the Closing Date, the Notice of Borrowing shall be delivered on the Closing Date.

         If the Borrower desires a Cash Advance be made on any other day, the Notice of Borrowing shall be delivered as follows:

                 (a) Except as provided in subsection (i) hereof, the interest rate or rates applicable to each Tranche representing the Cash Advance shall be established pursuant to a Notice of Borrowing which shall be delivered to the Lender not later than 1:00 p.m. (New York City, New York time) on the date it is required to be delivered and is irrevocable.

                          (i)     If the Interest Rate Option to be applicable
is the Base Rate or the Federal Funds Rate, the Notice of Borrowing shall be delivered on the Funding Date (in the case of an Advance) or on the date of renewal or conversion (in the case of a conversion to a Base Rate Tranche or a Federal Funds Tranche).

                          (ii)    If the Interest Rate Option to be applicable
is the LIBOR Rate, the Notice of Borrowing shall be delivered not less than two
(2) Business Days prior to (A) the proposed Funding Date (in the case of an Advance) or (B) the date of renewal or conversion (in the case of the renewal of or conversion to a LIBOR Tranche).

                 (b) Each Notice of Borrowing shall specify (i) the Interest Rate Option selected; (ii) the Funding Date of the Advance or the effective date of the renewal or conversion of the Interest Rate Option applicable to the Tranche involved, which shall be a Business Day; (iii) the amount of the Tranche representing such Cash Advance; (iv) the Interest Period for such Tranche; and (v) the Borrower's disbursement instructions.

                 (c) Each LIBOR Tranche shall be in a minimum amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000) or in integral multiples in excess thereof.

                 (d) The Borrower may not have in effect in the aggregate at any one time more than six (6) Tranches which may be comprised of any combination of LIBOR Tranches, Base Rate Tranches and Federal Funds Tranches or exclusively all of any one kind of Tranche, except that so long as any Default or Event of Default continues, Borrower may not select the LIBOR Rate to apply to any Tranche.

                 (e) No renewal or conversion of a LIBOR Tranche may be made except on the last day of the Interest Period applicable thereto.

                 (f) The election of the LIBOR Rate is effective only for the Interest Period specified; and after the end of such Interest Period, unless the Borrower has effectively elected a renewal or





REVOLVING CREDIT AGREEMENT, PAGE 4
conversion, the applicable Interest Rate Option shall be the Base Rate until the Borrower effectively elects a different interest rate.

                 (g) No election of or renewal of or conversion to a LIBOR Rate may occur while any Default or Event of Default exists or if such conversion would occur at a time when the Legal Maximum would be less than the rate of interest which would be applicable to such LIBOR Tranche.

                 (h) If the Borrower does not specify in accordance with the terms hereof or is not entitled to elect the type of rate to apply to an Advance or any portion of the Loan, as the case may be, the Borrower shall be deemed to have specified the Base Rate for such Advance or portion of the Loan.

                 (i) The Borrower shall at all times maintain a sufficient amount as a Base Rate Tranche to allow the Borrower to make payments of principal on a LIBOR Tranche or a Federal Funds Tranche which payments are necessary to avoid paying any LIBOR Tranche prior to the end of its Interest Period or which are necessary to pay any Federal Funds Tranche.

In lieu of delivering the Notice of Borrowing as described above (other than any Notice of Borrowing for funding on the Closing Date), the Borrower may give the Lender irrevocable telephonic notice of a request for a Cash Advance which is to bear interest at the Federal Funds Rate or Base Rate, by 1:00 p.m. (New York City, New York time) on the Funding Date or if the Cash Advance is to bear interest at the LIBOR Rate by 1:00 p.m. (New York City, New York time) two (2) Business Days prior to the desired Funding Date which telephonic notice shall be confirmed by delivery of the original, or a telecopy, of a Notice of Borrowing to the Lender by 1:00 p.m. (New York City, New York time) on the same date of such telephonic notice in compliance with subparagraph (a) above.

If the conditions precedent set forth in this Agreement are satisfied, the Lender shall disburse the proceeds of the Cash Advance to the Borrower on such Funding Date in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing.

         2.4     INTEREST RATE.

                 (a) The outstanding principal balance of the Loan shall bear interest from the date funded until paid, except as otherwise provided in subsections (b) and (c) below, at a rate per annum equal to the lesser of (x) the Legal Maximum or (y) the rate for each Tranche determined according to the following:

                          (i)     for the Base Rate Tranche, a fluctuating rate
per annum equal to the sum of the Base Rate plus the appropriate Margin determined as follows:





REVOLVING CREDIT AGREEMENT, PAGE 5

                 Period                                             Margin
                 ------                                             ------

                 Daily                                               -0-

                     (ii) for LIBOR Tranches, a rate equal to the sum of the LIBOR Rate plus the appropriate percentage determined as follows:

                 Period                                             Margin
                 ------                                             ------
         30, 60,                                                    1.75%
         90 & 180 days

                     (iii) for Federal Funds Tranches, a rate equal to the sum of the Federal Funds Rate plus the appropriate percentage determined as follows:

                 Period                                             Margin
                 ------                                             ------
         For any period which ends                          1.75%
         no later than the last
         Business Day occurring
         before the Expiration Date.

                 (b) If, at any time with respect to a Base Rate Tranche or during the Interest Periods of a Federal Funds Tranche or a LIBOR Tranche, the interest rate then in effect with respect to such Tranche or Tranches, would exceed the Legal Maximum the Lender could charge, then, notwithstanding the other provisions hereof and the Borrower's election, the interest rate chargeable with respect to such affected Tranche or Tranches shall immediately become the Legal Maximum, provided that such affected Tranche or Tranches shall thereafter accrue interest at the Legal Maximum until such time as the Lender has received a sum equal to the amount of interest which would have accrued on such affected Tranche or Tranches had such Tranche or Tranches accrued interest at the interest rate otherwise applicable thereto. So long as interest is calculated pursuant to this provision, the Borrower is not entitled to elect that any Tranche be issued, renewed or converted to, a LIBOR Tranche, and the interest rate for a Base Rate Tranche or a Federal Funds Tranche shall not be reinstated.

                 (c) After the occurrence of an Event of Default, the Loan shall bear interest at the Default Rate.

                 (d) If the total amount of interest paid or accrued, together with any other fees payable pursuant to this Agreement and the other Loan Documents which are deemed to be interest under applicable law with respect to a Lender pursuant to this Agreement and the other Loan Documents, is less than the total amount of interest which would have been paid or accrued if the varying rates per annum equal to the interest provided pursuant to Section 2.4(a)(y) had at all times been in effect and all fees provided for





REVOLVING CREDIT AGREEMENT, PAGE 6
in this Agreement and the other Loan Documents had been paid, then the Borrower agrees to pay to the Lender, upon demand, an amount equal to the excess of (i) the lesser of (A) the amount of interest and fees which would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest and fees which would have accrued if a varying rate per annum equal to the interest provided pursuant to Section 2.4(a)(y) had at all times been in effect and all fees provided for in this Agreement and the other Loan Documents had been paid, over (ii) the amount of interest and fees paid in accordance with the other provisions of this Agreement and the other Loan Documents.

         2.5 COMPUTATION OF INTEREST. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and on the basis of a year of 360 days, unless such computation would cause the effective interest rate to exceed the Legal Maximum, in which event such computation shall be on the basis of a year of 365 or 366 days, as the case may be. In computing interest on any Advance, the date of the funding of the Advance shall be included, and the date of payment shall be excluded; provided, however, if an Advance is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Advance.

         2.6     PAYMENTS.

                 (a) The outstanding unpaid principal of the Obligations, including, without limitation, the Loan, shall be paid in full on the Expiration Date or such earlier date on which the Obligations have been declared due and payable in accordance with the terms hereof.

                 (b) Interest is due and payable on each Interest Payment Date applicable to each Tranche.

                 (c) Each payment under this Agreement shall be made at the principal office of the Lender at New York City, New York, in funds available for immediate use not later than 1:00 p.m. (New York City, New York time) the day the payment is due, and any payment made after such time shall be deemed made on the next Business Day. All payments and all proceeds of Collateral shall be applied by the Lender to the Obligations in such order as the Lender may determine.

                 (d) When any payment to be made by the Borrower hereunder or under the Note is stated to be due on a day which is not a Business Day, the payment shall, except as may otherwise be provided herein, instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

                 (e) Any prepayment shall be accompanied by the payment of the interest accrued on the principal amount so prepaid.





REVOLVING CREDIT AGREEMENT, PAGE 7

Prepayments of principal shall be applied first to the Base Rate Tranche and then to the Federal Funds Tranche and then to the LIBOR Tranches selected by the Borrower, provided that the Borrower shall select such LIBOR Tranches as will minimize the Consequential Loss resulting from such payment; provided further that if a Default exists or if the Borrower fails to select the Tranches to be prepaid, the Lender may select such Tranches.

                 (f) All payments (whether of principal, interest, fees, reimbursements, or otherwise) by the Borrower under this Agreement shall be made without adjustment, setoff, or counterclaim and shall be made free and clear of and without deduction for any present or future tax, or any other charge, if any, of any nature whatsoever now or hereafter imposed by any Governmental Authority (excluding herefrom with respect to the Lender any such tax or other charge imposed on or measured by its net income and any capital and franchise taxes imposed on it by the USA, the Governmental Authorities of the applicable Lending Office, and the Governmental Authorities in which it is organized). If the making of such payment by the Borrower is prohibited by law unless such a tax, or other charge is deducted or withheld therefrom, the Borrower shall to the extent permitted by applicable law pay on the date of each such payment, such additional amounts (without duplication of any amounts required to be paid pursuant to the provisions hereof regarding capital adequacy) as may be necessary in order that the net amounts received by such Person after such deduction or withholding equal the amounts which would have been received if such deduction or withholding were not required. The Borrower shall make the required deduction and shall confirm that all applicable taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate tribunal by sending official tax receipts or notarized copies of such receipts to the Lender within thirty
(30) days after payment of any applicable tax.

         2.7     LETTER OF CREDIT (STANDBY ONLY) SUBFACILITY.

                 (a) Subject to the terms and conditions set forth in this Agreement, the Lender agrees to issue one or more Letters of Credit for the account of the Borrower. The Lender has no obligation to issue any Letter of Credit if any of the following facts or circumstances exist:

                          (i)     the aggregate amount of the Letter of Credit
Obligations, after giving effect to the issuance of the Letter of Credit requested, would exceed any limit imposed by law or regulation upon the Lender;

                          (ii)    on the date of the proposed issuance of such
Letter of Credit (A) immediately after giving effect to the issuance of such Letter of Credit, the Revolving Credit Obligations at such time would exceed the lesser of the Borrowing Base or the Commitment at such time, or (B) one or more of the conditions





REVOLVING CREDIT AGREEMENT, PAGE 8
precedent contained herein, as applicable, would not on such date be satisfied;

                     (iii) the requested Letter of Credit would have an expiration date later than the Business Day immediately preceding the Expiration Date; provided, however, if, at the request of the Borrower, the Lender, in its sole discretion, chooses to issue (although not obligated to do so), a Letter of Credit with an expiration date after such date above, the Borrower agrees that on the date of issuance, but prior to issuance, it shall deposit Cash Collateral with the Lender in an amount equal to the face amount of such Letter of Credit but if such Cash Collateral is not timely delivered to Lender, Lender shall not issue such Letter of Credit;

                     (iv) the requested Letter of Credit would be in a currency other than Dollars;

                      (v) the Borrower has failed to execute and deliver to the Lender any requested Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof;

                     (vi) the terms of the proposed Letter of Credit are not satisfactory to the Lender in its sole discretion; or

                    (vii) Regardless of Borrower's compliance with each of the other conditions herein to the issuance of a Letter of Credit, Lender, in its sole discretion, chooses to not issue any Letter of Credit.

                 (b) The Borrower shall not request and may not obtain a Letter of Credit except for use in connection with transactions entered into by it in the ordinary course of business.

                 (c) The Borrower shall give the Lender irrevocable written notice that it desires the Lender to issue a Letter of Credit not later than 3:00 p.m. (New York City, New York time) two (2) Business Days preceding the requested date for issuance thereof, or such shorter notice as may be acceptable to the Lender. The notice shall specify the stated face amount of the Letter of Credit requested, the requested date (which shall be a Business
Day) of issuance of such Letter of Credit, the date on which such Letter of Credit is to expire, the Person for whose benefit such Letter of Credit is to be issued, the conditions for the beneficiary's making a drawing thereunder, any other relevant terms of such Letter of Credit, and the amount of the then outstanding Letter of Credit Obligations, Revolving Credit Obligations and the amount of the Borrowing Base as reflected in the most recently dated Borrowing Base Certificate provided to Lender in accordance with the provisions hereof.

                 (d)      (i)     The Lender shall give the Borrower written
notice, or telephonic notice confirmed promptly thereafter in





REVOLVING CREDIT AGREEMENT, PAGE 9
writing, of all drawings under a Letter of Credit and of the anticipated Reimbursement Date. The Borrower shall, not later than the anticipated Reimbursement Date, reimburse the Lender for the amount of such drawing.

                     (ii) Unless the Borrower has paid the Lender in immediately available funds by 1:00 p.m. (New York City, New York time) on the anticipated Reimbursement Date as specified in the notice given pursuant to subsection (a) hereof, the Borrower shall be deemed to have requested a Letter of Credit Advance for such purpose (irrespective of the satisfaction of any conditions thereto or whether any Default or Event of Default then exists).

                    (iii) No action taken or omitted in good faith by the Lender under or in connection with any Letter of Credit shall put the Lender under any resulting liability to the Borrower. In determining whether to pay under any Letter of Credit, the Lender has no obligation other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that each appears on its face to comply with the requirements of such Letter of Credit. The obligations of the Borrower to make payments to the Lender with respect to a Letter of Credit are irrevocable, are not subject to any qualification or exception whatsoever except willful misconduct or gross negligence of the Lender, and shall be honored under all circumstances, including without limitation (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of a Letter of Credit or any transferee of a beneficiary of a Letter of Credit (or any Person for whom any such transferee may be acting), the Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (C) the inaccuracy of any statement in or forgery, fraud, invalidity, or insufficiency in any respect of any draft, certificate, or any other document presented under the Letter of Credit; or (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents.

                     (iv) The Borrower agrees to release each Indemnitee and to defend, indemnify, and save each Indemnitee harmless from and against any claim, liability, loss, cost, or expense (including reasonable attorneys' fees but excluding taxes) which the indemnified Person may incur or be subject to directly or indirectly arising out of or in any manner related to the issuance of any Letter of Credit, the honoring of or failure to honor any drawing under any Letter of Credit except only such claims, liabilities, losses, costs, and expenses of any Indemnitee caused by the gross negligence or willful misconduct of such Indemnitee. THE BORROWER INTENDS TO RELEASE AND INDEMNIFY EACH INDEMNITEE FROM





REVOLVING CREDIT AGREEMENT, PAGE 10

THE CONSEQUENCES OF ITS OWN SOLE, CONCURRENT, OR CONTRIBUTORY NEGLIGENCE, provided that this subsection shall not require the Borrower to indemnify the Lender for any damages in addition to the amount of a drawing which are incurred by the Lender as a result of its failure to honor a drawing strictly complying with the terms of the Letter of Credit.

                 (v) The Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit, by the beneficiaries of the Letters of Credit. The Lender is not responsible for, nor is the Borrower's liability with respect thereto subject to reduction by reason of (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it is in any respect invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which is invalid or ineffective for any reason; (C) the failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any litigation, proceeding or charges with respect to such Letter of Credit; (I) the failure of the Lender to give any notice under this Section; or (J) any consequences arising from causes beyond the control of the Lender.

         2.8     LETTER OF CREDIT ISSUANCE FEE.

                          (i)     The Borrower shall pay to the Lender a fee
accruing at a per annum rate equal to one and one-half percent (1.5%) per annum on the undrawn face amount of each outstanding Letter of Credit, payable in advance on the date such Letter of Credit is issued; provided, however, effective (i) immediately upon the occurrence of an Event of Default described in SECTION 8.1(A), or (ii) retroactively to the date of an occurrence of any other Event of Default described in SECTION 8.1 upon notice from the Lender of the effectiveness of this Section, and for so long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fees shall accrue and be payable shall be equal to three and one-half percent (3.5%) per annum;

                          (ii)    Additionally, the Borrower shall pay to the
Lender the standard charges assessed by the Lender in connection with the issuance, administration, amendment and payment or





REVOLVING CREDIT AGREEMENT, PAGE 11
cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrower's account as may be agreed upon by the Borrower and the Lender from time to time, and further Borrower shall pay any and all other costs and out-of-pocket expenses incurred by Lender at any time related to or resulting from Borrower's request to issue a Letter of Credit or the issuance of such.

         2.9 VOLUNTARY REDUCTION OF COMMITMENT. The Borrower may from time to time and subject to any other limitations in this Agreement on at least two
(2) Business Days' prior written irrevocable notice received by the Lender permanently reduce the aggregate amount of the Commitment hereunder, but only upon making a payment of the accrued but unpaid amount of the Commitment Fee to the date of reduction and any other payment required by the terms of this Agreement. Any partial reduction will be in an aggregate amount of ONE MILLION DOLLARS ($1,000,000) or an integral multiple thereof. The Commitment Fee provided for herein will not thereafter be due with respect to the amount by which the Commitment was reduced. The Borrower may at any time on like notice terminate the Commitment upon payment in full of the Obligations.

         2.10 AMOUNTS EXCEEDING LIMITS. If the Revolving Credit Obligations at any time exceeds the lesser of the Borrowing Base or the Commitment, the Borrower will within five (5) Business Days of any such determination (a) pay in cash to the Lender at its office in New York City, New York, the amount of such excess, such payment first to be applied to Reimbursement Obligations and next to the Loan, and the balance, if any, to be held by the Lender as Cash Collateral; or (b) deliver to Lender, at its office in New York City, New York, additional collateral, which shall be in form and content and value satisfactory to Lender to equal in aggregate value the amount of such excess, in Lender's sole discretion; or (c) deliver to Lender, at its office in New York City, New York, a combination of cash and such additional collateral which in aggregate value shall equal the amount of such excess, in Lender's sole opinion.

         2.11 COMMITMENT FEE. For the period commencing on the Closing Date and ending on the Expiration Date, the Borrower shall pay to the Lender a fee accruing at the rate of 0.25% per annum on the average daily amount during each fiscal quarter by which the Commitment exceeds (i) the Loan, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit. The Commitment Fee is payable quarterly, in arrears, commencing on the last day of the fiscal quarter next succeeding the Closing Date and on the last day of each fiscal quarter thereafter, and on the Expiration Date.

         2.12 CALCULATION AND PAYMENT OF FEES. The fees required to be paid under Section 2.11 shall be calculated on the basis of the actual number of days elapsed but a 360-day year. All such fees are payable in addition to, and not in lieu of, principal, interest, expense reimbursements, indemnification and other





REVOLVING CREDIT AGREEMENT, PAGE 12

Obligations. Fees shall be payable in accordance with SECTION 2.6. All fees shall be fully earned and non-refundable when paid. All fees specified or referred to in this Agreement due to the Lender shall bear interest, if not paid when due, at the Default Rate, shall constitute Obligations, and shall be secured by the Collateral.

         2.13 EXPIRATION. The Commitment shall terminate on the Expiration Date or such earlier date on which the Commitment is terminated in accordance with the terms hereof. However, if prior to December 1, 1997 the Commitment has not been otherwise terminated, Lender, in its sole discretion, will consider extending the Expiration Date for a one (1) year period but Lender does not have any obligation to do such and if Lender has not agreed in writing to do so under terms and conditions satisfactory to Lender prior to December 1, 1997 and the Commitment has not been otherwise terminated, the Commitment will terminate on December 1, 1997.

         2.14    PAYMENT OF FUNDING LOSSES.

                 (a) The Borrower shall indemnify the Lender against any loss or expense incurred by it as a result of any failure by the Borrower to fulfill, on or before the date specified for any Advance or renewal or conversion of the interest rate applicable to any Tranche, the conditions thereof, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits or other funds when such Advance or renewal or conversion of the interest rate applicable to any Tranche is not made on such date as a result of such failure. A certificate in reasonable detail as to the amount of any such loss or expense submitted to the Borrower shall be conclusive as to the amount thereof except in cases of manifest error. A copy of any such statement submitted by the Lender shall be given to the Lender.

                 (b) If for any reason, including without limitation because any prepayment is required by reason of a reduction in the Commitment or because the Revolving Credit Obligations exceed at any time the lesser of the Borrowing Base or the Commitment, the Lender receives all or part of its portion of the principal amount of a Tranche prior to the last day of the Interest Period applicable thereto, the Borrower shall pay the Lender the amount (if any) of the Consequential Loss occasioned by such payment. A certificate of such Lender submitted to the Borrower shall be conclusive absent manifest error.

         2.15    CAPITAL ADEQUACY AND INCREASED COSTS.

                 (a) If after the date hereof (i) the adoption or implementation, change, or phasing in of any law or regulation or in the interpretation thereof by any domestic or foreign Governmental Authority charged with the administration thereof or (ii) compliance with any directive, guideline or request from any





REVOLVING CREDIT AGREEMENT, PAGE 13
central bank or domestic or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation directly or indirectly controlling the Lender has or would have the effect of reducing the rate of return on such capital or the asset value of any Advance made or Letter of Credit issued hereunder to a level below that which the Lender or such controlling corporation could have achieved but for such adoption, implementation, change, phasing in, or compliance (after taking into account the Lender's or such corporation's policies regarding capital adequacy) by an amount deemed by the Lender to be material to the Lender or such corporation, then, within ten (10) days after written demand by the Lender (accompanied by a statement of the type referred to below, the Borrower shall pay to the Lender such additional amount or amounts as shall be sufficient to compensate the Lender or such controlling corporation for any such reduction.

                 (b) If any law, regulation, treaty, or directive hereafter enacted, promulgated, approved, or issued or any change in any presently existing law, regulation, treaty, or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof (whether or not having the force of law) or compliance by the Lender or any corporation directly or indirectly owning or controlling the Lender (in each case, the "Affected Person") with any request or directive from any central bank or other Governmental Authority, agency, or instrumentality

                          (i)     subjects such Affected Person to any tax,
duty, or other charge of any kind whatsoever with respect to its Commitment, any Advance, or its obligations under this Agreement to make Advances, or issue Letters of Credit or any amounts payable to it hereunder (and any additional income or franchise taxes resulting therefrom), or changes the basis of taxation of payments to such Affected Person of principal, interest, or any other amount payable hereunder in respect of the Loan or any Letter of Credit (except for imposition of, or change in the rate of, any tax (A) on the overall net income of such Affected Person or direct substitute for such tax, or (B) which would not have been imposed if such Affected Person complied with any certification, information, documentation or other reporting requirement); or

                     (ii) imposes, modifies, or makes applicable any reserve, special deposit, compulsory loan, assessment, increased cost, or similar requirement against assets held by, or deposits of, or advances or loans or letters of credit by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person in respect of the Loan or any Letter of Credit which is not otherwise expressly included in the determination of the applicable rate or rates of interest hereunder,





REVOLVING CREDIT AGREEMENT, PAGE 14
and the result of any of the foregoing is to increase the cost of making, renewing, or maintaining the Loan or issuing Letters of Credit or the commitment to make Advances or to reduce any amount receivable by the Lender hereunder in respect of any of the foregoing then, in any such case, the Borrower shall promptly pay the Lender upon demand any additional amounts necessary to compensate the Lender for such additional cost (including any penalties, interest, and out-of-pocket expenses paid to third parties, but excluding any late payment penalties which resulted solely from the Lender's inaction in seeking indemnification hereunder) or reduction in such amount receivable.

                 (c) The Lender will, if possible, designate a different Lending Office if such will avoid the need for, or reduce the amount of, any compensation hereunder and is not otherwise disadvantageous to the Lender.
This Section shall apply and the Lender is entitled to payment hereunder, notwithstanding any possible invalidity or inapplicability of any event or provision which may require payment hereunder. A statement setting forth the calculations of any additional amounts payable submitted by the Lender to the Borrower shall be conclusive absent manifest error. No delay by the Lender in demanding the payment of any additional amounts pursuant to this Section shall constitute a waiver of its right to demand payment of such amounts at any subsequent time. In determining the additional amount payable pursuant to this Section, the Lender shall take into account any transitional adjustment or phase-in provisions of such reserve requirements which would reduce the reserve requirement otherwise applicable; provided, however, the Lender, in its sole discretion, may determine the allocation of reserve requirements. Each such determination made by the Lender, and each notification to the Borrower under this Section, shall be presumptive as to the matters therein set forth in the absence of manifest error in calculation. The Lender agrees to provide on request by the Borrower such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as the Lender may be entitled to claim in respect of all or a portion of any sums which are otherwise required to be paid or deducted or withheld pursuant to this Section. This Section shall not be construed, nor shall it operate, to require the Borrower to pay any sums not permitted or in excess of the limits imposed by applicable law.

         2.16    CHANGE IN CIRCUMSTANCES.

                 (a) If with respect to any Federal Funds Tranche the Lender determines (which determination shall be in good faith and shall be conclusive and binding upon the Borrower) that no timely quotations of the applicable rate offered in the interbank federal funds market in New York City, New York or other sources available to the Lender as contemplated in the definition of "Federal Funds Rate" herein or the Lender determines (which determination shall be in good faith and shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the market for





REVOLVING CREDIT AGREEMENT, PAGE 15
federal funds, fair and adequate means do not exist for determining the Federal Funds Rate or the Federal Funds Rate does not adequately reflect the cost of funds to the Lender, the Lender may give notice thereof to the Borrower, and such determination shall be conclusive and binding on the Borrower. After such notice has been given and until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, the obligation to permit a Federal Funds Rate election shall be suspended, and Federal Funds Tranches shall be converted on the last day of the then-current applicable Interest Period to a Base Rate Tranche unless the Borrower elects the LIBOR Rate in accordance with the terms hereof.

                 (b) If the Lender determines (which determination shall be made in good faith and shall be conclusive and binding upon the Borrower) that (i) adequate and reasonable means do not or will not exist for ascertaining the interest rate applicable to any LIBOR Tranche, (ii) Dollar deposits in the relevant amounts and for the relevant Interest Period are not available to the Lender in the LIBOR Market, or (iii) the LIBOR Rate does not accurately reflect the cost of funds to the Lender, then the Lender shall forthwith give notice of such determination to the Borrower, whereupon, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to permit a LIBOR Rate election shall be suspended and LIBOR Tranches shall be converted on the last day of the then current applicable Interest Period to a Base Rate Tranche unless the Borrower timely notifies the Lender that it desires that the conversion be to a Federal Funds Tranche subject to the provisions of subparagraph (a) above.

                 (c) If after the date of this Agreement the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive (whether or not having the force of law) of any authority makes it unlawful or not reasonably possible for the Lender (or its Lending Office) to make, maintain or fund LIBOR Tranches, the Lender shall so notify the Borrower. Before giving any notice pursuant to this Section, the Lender shall if possible designate a different Lending Office if such designation will avoid the need for giving such notice and in the Lender's sole judgment will not be otherwise disadvantageous to the Lender. Upon receipt of such notice, if the Lender has received a request with respect to the affected type of Interest Rate Option, the Borrower shall be deemed to have designated the Base Rate without any further notice from the Borrower. Any Tranche bearing interest at the affected Interest Rate Option shall immediately become a Base Rate Tranche. If circumstances subsequently change so that the Lender is not further affected, the obligation to permit election of the formerly affected Interest Rate Option shall be reinstated upon written request of the Borrower.





REVOLVING CREDIT AGREEMENT, PAGE 16

         2.17 LENDING OFFICE. The Lender may without notice to or consent from the Borrower (a) designate its principal office or a foreign branch, a Subsidiary, or an Affiliate of the Lender as its lending office (and the office to whose accounts payments are to be credited) for any LIBOR Tranche, (b) designate its principal office or a domestic branch, a Subsidiary, or an Affiliate as its lending office (and the office to whose account payments are to be credited) for any Base Rate Tranche or Federal Funds Tranche, and (c) change its Lending Offices from time to time by notice to the Borrower. In such event, the Lender shall continue to hold the Note evidencing its Advances for the benefit and account of such foreign branch, subsidiary, or affiliate. The Lender is entitled to fund all or any portion of the Loan in any manner which it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Lender has actually funded each Tranche at its Lending Office regardless of the actual means of funding.

         2.18 PREPAYMENTS. The Borrower may from time to time upon two (2) Business Days' prior written notice to the Lender (which shall specify the amount of such prepayment and the date thereof, which shall be a Business Day) and subject to any other limitations in this Agreement prepay the Loan in whole or in part without penalty or premium except as may be incurred in connection with payment of a LIBOR Tranche prior to the end of the applicable Interest Period in accordance with SECTION 2.14 hereof, provided any partial prepayment shall be not less than a principal amount equal to FIVE HUNDRED THOUSAND DOLLARS ($500,000) and in integral multiples of $100,000 in excess thereof.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

         The obligation of the Lender hereunder is subject to the following conditions precedent:

         3.1 CONDITIONS TO CLOSING. Prior to or simultaneously with the making of the initial Advance or the issuance of the first Letter of Credit, whichever occurs first, the Borrower will deliver or cause to be delivered to the Lender the following documents, certificates, evidence, opinions, and other instruments in such number and counterparts as the Lender may require, each of which shall be in form and substance satisfactory to the Lender in its sole discretion:

                 (a) Duly executed copies of the following documents with all blanks appropriately completed:

                          (i)     Revolving Note;





REVOLVING CREDIT AGREEMENT, PAGE 17

                      (ii) Security Agreements by each Obligated Party by which each Obligated Party will grant a security interest in the Collateral to secure the Obligations;

                     (iii) Pledge Agreements by Group by which Group shall pledge and grant a Lien on 100% of the issued and outstanding capital stock of Borrower and International and Borrower shall pledge and grant a Lien on 100% of the issued and outstanding capital stock of Simply Fresh to secure the Obligations;

                      (iv) Guaranty Agreements by Group, International, and Simply Fresh guaranteeing the payment of the Obligations;

                       (v) UCC-1 Financing Statements by each Obligated
Party;

                      (vi) Notice of Borrowing;

                     (vii) Borrowing Base Certificate;

                    (viii) Landlord's Waiver by each landlord or warehouse owner of a Primary Inventory Location as defined in SECTION 4.26 hereof;

                     (ix)  Any consents or waivers required hereunder;

                      (x) Stock Powers executed by Group and Borrower for the stock being pledged by each hereunder;

                     (xi) evidence satisfactory to Lender that all obligations of any Obligated Party to Bank of America Texas, N.A. have been satisfied in full and that any security interests or liens securing same have been released and terminated; and

                    (xii) Any additional documents required by Lender, in its sole discretion.

                 (b) Copies of the articles of incorporation and all amendments thereto, of each Obligated Party, accompanied by the certificates of the appropriate governmental officials bearing dates no more than thirty (30) days prior to the Closing Date, to the effect that such copies are correct and complete and that such corporation is a corporation duly incorporated and validly existing, together with copies of the bylaws and all amendments thereto, of each Obligated Party accompanied by the certificate of the Secretary of each Obligated Party dated the date of execution hereof that such copy of said bylaws, as amended, is correct and complete.

                 (c) Certificates of the appropriate governmental officials dated not more than thirty (30) days prior to the Closing Date as to each Obligated Party establishing the qualification to do business and be in good standing under the laws of the state of





REVOLVING CREDIT AGREEMENT, PAGE 18
its incorporation and under the laws of each state in which it has so qualified;

                 (d) Certificates of incumbency and containing specimen signatures of all officers of each Obligated Party who will be authorized to execute or attest to any of the documents contemplated hereby on behalf of each Obligated Party executed by the President and by the Secretary of each Obligated Party on the date hereof, and such certification may be conclusively relied upon by the Lender until the Lender receives notice in writing from each Obligated Party to the contrary and providing a substitute certificate conforming to the requirements hereof;

                 (e) Copies of resolutions of each Obligated Party approving the execution, delivery, and performance of each Loan Document to which it is a party and authorizing all transactions contemplated in or in connection with this Agreement and the other Loan Documents duly adopted by its Board of Directors, accompanied by a certificate signed by the Secretary of the approving entity certifying that such copies are true and correct copies of resolutions duly adopted at a meeting of the Board of Directors and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect on the date hereof;

                 (f) Opinion of Jordaan, Howard & Pennington, PLLC, counsel for each Obligated Party, dated the date hereof, in form and substance satisfactory to the Lender and covering such matters as the Lender or counsel to the Lender may request, which opinion each Obligated Party hereby directs counsel to deliver;

                 (g) If any indenture, agreement, or other instrument binding upon any Obligated Party requires that consents of third parties be obtained before such Obligated Party may execute, deliver, and perform any of the Loan Documents, such consents;

                 (h)      Copies of the Financial Statements referred to in
SECTION 4.08;

                 (i)      A Borrowing Base Certificate dated as of December 31,
1996;

                 (j) Evidence that all Liens in favor of the Lender have been duly perfected and all other documentation relating to the Collateral is in form and substance satisfactory to the Lender;

                 (k) Such other documents, opinions, certifications, consents, waivers, agreements, and evidence as the Lender may reasonably request.

         3.2 ADDITIONAL CONDITIONS. The Lender will not be obligated to make any Advance (including the initial Advance) or issue any Letter of Credit until the following additional conditions precedent have been satisfied as of the date of making the Advance, or issuance of the Letter of Credit, as the case may be, and after





REVOLVING CREDIT AGREEMENT, PAGE 19
giving effect thereto (a) no Default or Event of Default has occurred and is continuing; (b) the representations and warranties contained herein are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties relate solely to an earlier date); (c) the Obligated Parties have paid all fees and expenses then due and payable; (d) no change in the condition (financial or otherwise), business, assets, operations, or affairs of Group or Borrower or Simply Fresh or UniMark taken as a whole has occurred which has had or is likely to have a Material Adverse Effect; (e) in the case of a Cash Advance, the Lender has received a Notice of Borrowing in accordance with the terms hereof signed by a duly authorized officer of the Borrower which certificate shall set forth information as the Lender may reasonably request; (f) in the case of a Letter of Credit, the Lender has received the required request therefor; and (g) all other conditions to obtaining the Advance requested or issuance of the Letter of Credit, as the case may be, have been satisfied. The submission by the Borrower of a Notice of Borrowing shall constitute a representation and warranty by the Borrower as of the Funding Date in the case of an Advance and as of the date of issuance of the Letter of Credit that all of the foregoing conditions have been satisfied.

         3.3 FAILURE TO SATISFY CONDITIONS. If, notwithstanding the Borrower's failure to satisfy all conditions precedent to the obtaining of any Advance, or causing a Letter of Credit to be issued, the Lender is required by the terms hereof to make an Advance or if the Lender nevertheless makes an Advance or issues a Letter of Credit, the making of such Advance or issuance of the Letter of Credit, as the case may be, shall not constitute a waiver of the unfulfilled condition or conditions, nor of any Default or Event of Default caused by such failure.

         3.4 POST CLOSING CONDITION. Simply Fresh will deliver to Lender within thirty (30) days of the Closing Date evidence satisfactory to Lender, in its sole discretion, that all obligations of any Obligated Party to Tokai Bank of California have been paid in full and any security interests or liens securing same have been released and terminated.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to perform its agreements hereunder, each Obligated Party, jointly and severally, represents and warrants that each of the following statements is correct:

         4.1 ORGANIZATION AND AUTHORITY. Each Obligated Party is duly organized, validly existing, and in good standing under the laws of its state of creation and is duly qualified to do business and in good standing in every other state in which, under presently





REVOLVING CREDIT AGREEMENT, PAGE 20
applicable law, the nature of its property or business requires such qualification and in which the failure to be so qualified would (when considered alone or when aggregated with the effect of failure to qualify in all other jurisdictions) have a Material Adverse Effect. All of the outstanding capital stock of each Obligated Party is duly authorized, validly issued, fully paid, and non-assessable. Each Obligated Party has all requisite power and authority to conduct its business, to own, lease, operate, or maintain its properties. Each Obligated Party has all requisite power and authority to execute and deliver and perform all of its obligations under the Loan Documents.

         4.2 VALIDITY, AUTHORIZATION, AND NO CONFLICT. The execution, delivery, and performance by each Obligated Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated in connection therewith (a) have been duly authorized by such Obligated Party, (b) do not violate any provision of the Articles of Incorporation or the By-Laws of such Obligated Party, and (c) are not prohibited by and do not violate nor constitute a default under any law, or any presently existing requirement or restriction imposed by any judgment, order, writ, injunction, decree, or award of any arbitral authority or any Governmental Authority, or any agreement, instrument, or indenture by which any Obligated Party is bound, or result in the creation of any Lien upon any of the assets of any Obligated Party, except for Permitted Liens. The Loan Documents have been duly executed and delivered by each Obligated Party thereto, and such Loan Documents are legal, valid, and binding obligations of such Obligated Party enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy or debtor relief laws affecting the rights of creditors generally and general principles of equity.

         4.3 NO PROCEEDINGS. (a) All actions, suits, claims, or proceedings pending or threatened against any Obligated Party or its properties or assets before any Governmental Authority or private arbitrator are listed on
EXHIBIT 4.3.

         (b) There are no actions, suits, claims, or proceedings pending or threatened against any Obligated Party or its properties or assets before any Governmental Authority, or private arbitrator which has, or if adversely determined would have, a Material Adverse Effect on any Obligated Party or which challenge the validity of any of the Loan Documents or any of the transactions contemplated therein or thereby.

         4.4 NO APPROVALS. Neither the making, execution, delivery, or performance of any of the Loan Documents nor the consummation of the transactions contemplated in connection therewith requires the consent or approval of any Person or if any such approval is required, such approval has been obtained.





REVOLVING CREDIT AGREEMENT, PAGE 21

         4.5 NO DEFAULT. No Default has occurred and is continuing or will result from the making of any requested Advance or Letter of Credit. No Obligated Party is in default under, and no event has occurred which with the lapse of time or giving of notice, or both, could result in a default under, any indenture, agreement, lease, or other instrument or in violation of any statute, regulation, judgment, injunction, decree, determination, or award the result of which would be a Material Adverse Effect.

         4.6 ADVERSE CIRCUMSTANCES. Neither the business nor any property of any Obligated Party is presently affected by any fire, explosion, accident, strike, lockout, or other dispute, embargo, act of God, act of public enemy, or similar event or circumstances nor has any other event or circumstance relating to its business or affairs occurred which has had or may reasonably be expected to have a Material Adverse Effect.

         4.7 TAX RETURNS AND PAYMENTS. All foreign, federal, state, and other tax returns of each Obligated Party required to be filed have been filed, and all foreign, federal, state, and other taxes, assessments, fees, and other governmental charges (domestic and foreign) imposed on each Obligated Party which are due and payable have been paid except for any such tax, assessment, fee, or charge which is being contested in good faith and for which adequate reserves satisfactory to the Lender have been established on the books of such Obligated Party. There is no material deficiency or assessment which may be asserted in connection with any of said taxes, assessments, fees, or charges.

         4.8 FINANCIAL STATEMENTS. The Borrower and Group have delivered to the Lender its audited consolidated Financial Statements for the fiscal year ended December 31, 1995, and the unaudited consolidated Financial Statements for the period from January 1, 1996 through and including September 30, 1996; such Financial Statements are complete and correct in all material respects (subject, in the case of interim statements, to changes resulting from audits and year end adjustments) and fairly present, in accordance with GAAP, the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and for the periods then ended. The statements of income and cash flow fairly present the results of the consolidated operations of the Group and its Subsidiaries for the periods indicated. Since said dates there has been no material adverse change in such financial condition, and except as reflected or referred to in any said Financial Statements, there are no contingent or disputed liabilities or unrealized or anticipated losses which in the aggregate are material.

         4.9 PURPOSE. No Obligated Party is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation G, T, U, or X promulgated by the Board and in effect from time to time), and the making of the loans and the execution, delivery, and performance of





REVOLVING CREDIT AGREEMENT, PAGE 22
the Loan Documents, and the use of the proceeds of the Advances will not violate any of such Regulations. The proceeds of each Advance will not be used to acquire any security in any transaction subject to Sections 13 and 14 of the Securities Act of 1934.

         4.10 ACCURACY OF DISCLOSURES. All writings prepared by or on behalf of any Obligated Party or any Subsidiary of an Obligated Party furnished to the Lender for the benefit of, for the purposes of, or in connection with, the Loan Documents or any transaction contemplated hereby or thereby, were true and accurate in all material respects on the date such writings were furnished and do not contain any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading, and all other such writings hereafter furnished to the Lender for the benefit of, by, or on behalf of any Obligated Party or any Subsidiary of an Obligated Party shall be true and accurate in all material respects on the date such writings are so furnished. There is not to the knowledge of any Obligated Party any fact which materially and adversely affects or in the future may (so far as any Obligated Party can foresee) materially and adversely affect the operations, business, assets prospects, or condition of such Obligated Party or any Subsidiary of an Obligated Party or UniMark taken as a whole which has not been specified herein or otherwise in writing furnished to the Lender.

         4.11 PROPERTY. Each Obligated Party has good and marketable title to its properties. The Collateral of the Obligated Parties is free and clear of all Liens except for Permitted Liens and that lien or security interest granted by Simply Fresh to Tokai Bank of California and referenced in SECTION 3.4, POST CLOSING CONDITION (the "TOKAI LIEN"). Each Lien securing any part of the Obligations (whether granted by any Obligated Party or by any other Person) is first and prior to any other Lien in the Collateral except the P.A.C.A. Lien as same applies to perishable Collateral and the accounts receivable and other proceeds arising therefrom and the Tokai Lien. All property owned by or leased to any Obligated Party is in adequate operating condition and repair and free from any known defects which substantially interfere with the use thereof. Group, Borrower, and Simply Fresh and UniMark taken as a whole has obtained and maintains in full force and effect all rights, franchises, easements, patents, licenses, permits, governmental approvals, and consents necessary to the conduct of its business and affairs except where the failure to do so does not and is not reasonably expected to have a Material Adverse Effect.

         4.12 CHIEF EXECUTIVE OFFICE. The Borrower's chief executive office is located at 124 McMakin Road, City of Bartonville, County of Denton, Texas, 76226 and all its principal books and records and those of each other Obligated Party are maintained at such address.





REVOLVING CREDIT AGREEMENT, PAGE 23

         4.13 RESTRICTED PAYMENTS. Since September 30, 1996, the Borrower has not directly or indirectly declared, ordered, paid, or set aside any property for any Restricted Payment.

         4.14 AFFILIATES. EXHIBIT 4.14 attached hereto contains a complete list of the legal name of each Affiliate of each Obligated Party, the nation and state of such Affiliate's organization, the states in which each of such Affiliates is qualified to transact business as a foreign corporation, the authorized, issued, and outstanding equity interests in each such Affiliate and the relationship to any Obligated Party.

         4.15 NAME. No Obligated Party has been named or known as or used any other name (whether legal, fictitious, assumed, or trade) during the preceding five (5) years except as disclosed on EXHIBIT 4.15 nor except as disclosed on EXHIBIT 4.15 has any Obligated Party been the survivor of any merger or consolidation or acquired all or substantially all of the assets of any Person.

         4.16 INSURANCE. EXHIBIT 4.16 accurately sets forth as of the Closing Date all insurance policies and programs in effect on such Closing Date with respect to each Obligated Party, and accurately describes with respect to each policy and program (a) the amount of coverage, (b) the risks covered, (c) the name of each insurer and insured, (d) the expiration date, (e) the policy or program number, and (f) the annual premium.

         4.17    LABOR MATTERS.

                 (a) There is no collective bargaining agreement covering any of the employees of any Obligated Party except as set forth on EXHIBIT 4.17(A).

                 (b) EXHIBIT 4.17(B) AND EXHIBIT 4.19 taken together contain a list as of the Closing Date of all material consulting agreements, executive compensation plans, deferred compensation agreements, employee pension or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance, and other plans or arrangements providing for benefits to employees of each Obligated Party.

         4.18 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. Except as disclosed on EXHIBIT 4.18

                 (a) the operations of each Obligated Party and UniMark taken as a whole comply in all material respects with all applicable environmental, health or safety requirements of law relating to Hazardous Materials except failures to comply which individually or in the aggregate, would not necessarily be expected to have or have a Material Adverse Effect;





REVOLVING CREDIT AGREEMENT, PAGE 24

                 (b) each Obligated Party has all environmental, health, and safety permits, registrations, approvals, licenses, and authorizations ("PERMITS") necessary for its operations, except failures to have such Permits which failures individually or in the aggregate would not necessarily be expected to have or have a Material Adverse Effect, and all such Permits are in good standing, and each Obligated Party is currently in compliance in all material respects with all terms and conditions of all such Permits issued and in effect as of the date hereof;

                 (c) no Obligated Party nor UniMark taken as a whole nor any of the operations or present or past property or any such entities is subject to any investigation by, or any judicial or administrative proceeding, order, judgment, decree, or settlement alleging or addressing (i) a material violation of any environmental, health or safety requirement of law; (ii) any action required to respond to or remediate any condition caused by Hazardous Materials Contamination; or (iii) any material claims or liabilities arising from Hazardous Materials Contamination nor has any Obligated Party received any notice of the foregoing;

                 (d) no Obligated Party, to the knowledge of each Obligated Party, is the owner or operator of any property or activity which has a material liability as a result of Hazardous Materials Contamination associated with such property or activity;

                 (e) no Obligated Party has sent or arranged for the transport of any Hazardous Material to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list; and

                 (f) no present or past property of any Obligated Party is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring response or remedial action, nor is any Obligated Party aware of any conditions on such property which would qualify such property for inclusion on any such list.

         4.19    ERISA MATTERS.  Except as set forth in EXHIBIT 4.19 hereof,

                 (a) neither any Obligated Party nor any ERISA Affiliate maintains or contributes to or has any obligation under any Employee Benefit Plan;

                 (b) each Obligated Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the IRC and with all Foreign Benefit Laws with respect to all Employee Benefit Plans, except where failure so to comply would not result in a Material Adverse Effect and except for any required amendments for which the "remedial amendment period," as defined in Section 401(b)





REVOLVING CREDIT AGREEMENT, PAGE 25
of the IRC, has not yet expired; each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC; no material liability has been incurred by any Obligated Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan; and

                 (c) each Obligated Party and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the IRC with respect to each Employee Benefit Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the IRC and has not incurred any liability to the PBGC or an Employee Benefit Plan under Title III of ERISA.

         4.20 STATUS UNDER CERTAIN STATUTES OF USA. No Obligated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur Debt or its ability to consummate the transactions contemplated by or in connection with the Loan Documents.

         4.21 INSIDER. The Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9)(B) or in regulations promulgated pursuant thereto) of the Borrower is, an "executive officer," "director," or to the knowledge of Borrower, "principal shareholder" (as those terms are defined in 12 U.S.C. Section
 375b or in regulations promulgated pursuant thereto) of the Lender, of a bank holding company of which the Lender is a subsidiary, or of any subsidiary of a bank holding company of which the Lender is a subsidiary, or of any bank at which the Lender maintains a "correspondent account" (as that term is defined in such statute or regulations), or of any bank which maintains a correspondent account with the Lender.

         4.22 SOLVENCY. After giving effect to the transactions contemplated in the Loan Documents and the Advances to be made and the Letters of Credit to be issued on the Closing Date or such other date as Advances or Letters of Credit requested hereunder are made or issued and the disbursement of the proceeds of such Advances pursuant to the Borrower's instructions, and after giving effect to the existing transactions directly between Lender and ICMOSA and GISE which transactions are separate and apart from the transactions contemplated in the Loan Documents, and possible future direct indebtedness between Lender and ICMOSA and GISE, and considering that Group and all of its Subsidiaries operate as a single consolidated entity and enterprise and as such have capital sufficient to carry on their businesses and transactions as they now exist and are planned in the future, each Obligated Party and UniMark taken as a whole is Solvent.





REVOLVING CREDIT AGREEMENT, PAGE 26

         Further, the Obligated Parties have previously represented to Lender, and the Obligated Parties do hereby jointly and severally, represent and warrant to Lender that Group and all of its Subsidiaries operate as a consolidated enterprise and acknowledge and agree that Lender did rely upon the consolidated assets of UniMark taken as a whole in determining whether to enter into this Agreement.

         4.23 FOREIGN ASSET CONTROL REGULATIONS, ETC. Neither the issue of the Revolving Note by the Borrower nor the use of the proceeds thereof or of any Letter of Credit contemplated by this Agreement or the performance of any Obligation or covenant set forth in a Loan Document will violate the Export Administration Act, the Foreign Corrupt Practices Act of 1977, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Nicaragua Trade Control Regulations, or the Panamanian Transactions Regulations of the United States Treasury Department (31 C.F.F., Subtitle B, Chapter V, as amended).

         4.24 TRADEMARKS, COPYRIGHTS, PATENTS, AND LOGOS. EXHIBIT 4.24 contains a list of (i) all trademarks, service marks, tradenames, trade dress and logos used by the Obligated Parties, specifically identifying each registration, if any, of each trademark, service mark, tradename, trade dress and logo by registration number and date and the entity issuing the registration, and which of the Obligated Parties is an owner, licensor, licensee, sublicensee, assignor, or assignee of the same; (ii) all copyrights, whether registered or unregistered, owned, licensed, or leased by an Obligated Party, including, without limitation, any copyrights registered in the United States Copyright Office, identified by registration number, and all applications for registration thereof, and which of the Obligated Parties is an owner, licensor, licensee, sublicensee, assignor, or assignee of the same; and
(iii) all foreign and United States letters patent and applications for letters patent, identified by patent or application number, owned, licensed to or from, or otherwise acquired by an Obligated Party, and which of the Obligated Parties is an owner, licensor, licensee, sublicensee, assignor, or assignee of the same.

         4.25 EXISTING INDEBTEDNESS. Except as listed on EXHIBIT 4.25, no Obligated Party is liable for, owes or is obligated for any indebtedness (direct, indirect or contingent).

         4.26    REAL ESTATE AND INVENTORY LOCATIONS.  Except as listed on
EXHIBIT 4.26(A), no Obligated Party owns, leases or has any interest in (directly or indirectly) any real estate or leasehold.

         Except as listed on EXHIBIT 4.26(B), no Obligated Party stores, keeps, or maintains its Inventory in any location (owned, leased or rented, or provided gratuitously or as a part of a supply agreement or arrangement).





REVOLVING CREDIT AGREEMENT, PAGE 27

         However, the only Inventory of any Obligated Party that will be included in the Borrowing Base will be that Inventory stored by an Obligated Party at those locations listed on EXHIBIT 4.26(C). If the Borrower or any other Obligated Party desires to have Inventory included in the Borrowing Base which is stored at a location other than those listed on EXHIBIT 4.26(C) which are known herein as the "PRIMARY INVENTORY LOCATIONS"), such Obligated Party will deliver to Lender (i) a landlord's waiver satisfactory to Lender in form and content to Lender and executed by said Obligated Party and the landlord or owner of the location where such Inventory is stored (which location is listed on EXHIBIT 4.26(B) and any other documents that Lender may reasonably request to make such location a Primary Inventory Location, including, without limitation, a UCC-1 Financing Statement to be filed generally at such location.

         4.27 PERISHABLE AGRICULTURAL COMMODITIES ACT. No Obligated Party is in violation of the Perishable Agricultural Commodities Act of 1930 (which is set forth at 7 U.S.C. Section 499A) or any regulation related thereto issued by the Secretary of Agricultural of the USA or any other Governmental Authority, in part or in whole.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

         So long as any Commitment is outstanding, any part of the Obligations remains unpaid, or any contingent part of the Obligations continues to exist, or until the Lender consents to the contrary and the Borrower receives prior written approval to the contrary from the Lender, each Obligated Party, as applicable, will comply, or cause compliance, with each of the following covenants:

         5.1 PAYMENT OF THE OBLIGATIONS. The Borrower will pay each part of the Obligations when due.

         5.2 AGREEMENTS. Each Obligated Party will comply with and duly and punctually perform and observe all agreements, covenants, and obligations contained in the Loan Documents and any other agreement between it and the Lender.

         5.3 USE OF PROCEEDS. The proceeds of the Loan will be used to finance the working capital needs in the usual course of business of Borrower and its parent, The UniMark Group, Inc., and the other Subsidiaries of Group in the USA: Unimark International, Inc. and Simply Fresh Fruit, Inc., and to provide loans by Borrower to Group, International, and Simply Fresh of portions of the proceeds of the Loan as their financial needs require same. The Borrower and the other Obligated Parties will furnish the Lender such evidence as it may reasonably require to verify such use. In any event each Letter of Credit and the proceeds of each Advance will be used in a manner which complies with applicable law.





REVOLVING CREDIT AGREEMENT, PAGE 28

         5.4 BOOKS AND RECORDS; INSPECTION. Each Obligated Party will maintain in a secure place on the Borrower's premises, complete proper and accurate books, records, ledgers, correspondence, and other papers relating to its business and affairs. The Lender will at all reasonable times have the right to examine, inspect, audit, verify, and copy such items, and to remove copies thereof and to discuss any of same with appropriate officers, accountants, and auditors of such Obligated Party. The Lender may at reasonable times inspect any property of any Obligated Party (including the taking of physical samples therefrom).

         5.5 NOTICE OF DEFAULT. Within twenty-four (24) hours of the discovery by any Obligated Party of the occurrence of a Default or Event of Default hereunder or under any of the other Loan Documents or an event which could reasonably be expected to result in a Default or Event of Default hereunder or under any other Loan Document, the Borrower will notify the Lender and will deliver a certificate signed by the chief executive officer or the chief financial officer of the Borrower concerning the nature and period of existence thereof and the steps, if any, being taken to cure such Default or Event of Default.

         5.6 MAINTENANCE OF EXISTENCE, APPROVALS, AND LICENSES. Each Obligated Party will preserve and maintain its existence, rights, privileges, and franchises in its jurisdiction of creation, qualify and remain qualified in each jurisdiction in which, under then applicable law, the nature of its business or the ownership of its properties requires such qualification and the failure so to qualify would have a Material Adverse Effect and conduct its business in an orderly, efficient, prudent, and regular manner, obtain and maintain in full force all approvals, patents, licenses (governmental and private) permits, and authorizations necessary to conduct its business and comply with its obligations under the Loan Documents.

         5.7 COMPLIANCE WITH LAWS, MATERIAL AGREEMENTS, AND LICENSES. Each Obligated Party will comply with all foreign and domestic laws, rules, regulations, ordinances, orders, judgments, and decrees applicable to it or any of its property, a breach of which (when considered alone or when aggregated with the effect of other breaches) could have a Material Adverse Effect, will comply in all respects with all material agreements, indentures, mortgages, leases, and other documents to which it is a party or by which it or any of its property is bound and will keep in full force and effect all material licenses, permits, and franchises necessary or useful for the conduct of its business.

         5.8 MAINTENANCE OF ASSETS AND INSURANCE. Each Obligated Party will keep all assets which are useful and necessary in the business in good working order and condition, make all necessary replacements and maintain, or cause to be maintained, such insurance as is customarily maintained by other businesses of comparable type and size with such financially sound and reputable





REVOLVING CREDIT AGREEMENT, PAGE 29
insurers, in such amounts and covering such risks as shall be satisfactory and acceptable to the Lender. Each insurance policy covering any Collateral shall name the Lender for the benefit of the Lender as an insured or loss payee as its interest may appear and shall provide that no act, whether willful or negligent, or default by such Obligated Party shall affect the right of the Lender to recover on the policy in case of loss or damage. Insurance policies maintained with respect to any Collateral pursuant to the terms hereof shall be delivered to the Lender and shall prohibit cancellation thereof without thirty
(30) days' prior written notice to the Lender. All renewal and substitute policies of such insurance shall be delivered to the Lender at least fifteen
(15) days before termination of any existing policies. If requested by the Lender, each Obligated Party will deliver a report in form and substance satisfactory to the Lender describing all material insurance then being maintained.

         5.9 FINANCIAL STATEMENTS, BORROWING BASE CERTIFICATE AND OTHER INFORMATION.

                 (a) Each Obligated Party will, and will cause each of its Subsidiaries to, maintain a standard, modern system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the Financial Statements described below shall be prepared from such system and records. The Borrower and Group will deliver or cause to be delivered to the Lender each of the following:

                          (i)     as soon as practicable, and in any event
within thirty (30) days after the end of each accounting month in each fiscal year, unaudited individual Financial Statements of Borrower, Group and the other Obligated Parties from the beginning of the current fiscal year to the end of such month as at the end of such period;

                          (ii)    as soon as practicable, and in any event
within forty-five (45) days after the end of each of the first three (3) fiscal quarters in each fiscal year, the unaudited consolidated Financial Statements of the Group and each of its Subsidiaries and consolidating balance sheet and income statement of the Group and each of its Subsidiaries as at the end of such period and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, and a comparison of the statement of year-to-date income and cash flow to the annual financial budget or financial projection and to the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the chief financial officer of the Group as fairly presenting the consolidated financial position of the Group and each of its Subsidiaries as at the dates indicated and the results of their consolidated operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments;

REVOLVING CREDIT AGREEMENT, PAGE 30

                   (iii) at the same time as each Financial Statement described in SECTION 5.9 (II) AND (IV) is delivered, a certificate signed by chief financial officer or chief executive officer of Borrower and Group stating that a review of the consolidated activities of the Group and each of its Subsidiaries for such period has been made under the supervision of such officer and that the Borrower and each other Obligated Party has fulfilled every obligation herein and is not in Default hereunder or, if the Borrower or any other Obligated Party is in Default, a description of the nature, duration, and status. Also, the certificate shall set forth the calculations in reasonable detail establishing compliance with the covenants contained in
ARTICLE VII hereof; and

                          (iv)    as soon as practicable, and in any event
within ninety (90) days after the end of each fiscal year, audited consolidated Financial Statements of Group and each of its Subsidiaries and unaudited annual consolidating balance sheet and income statement of Group and each of its Subsidiaries, each as of the close of such fiscal year and setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and with the audited consolidated Financial Statements being reported on by independent certified public accountants acceptable to the Lender, which report shall be unqualified and shall state that such Financial Statements fairly present the consolidated financial position of the Group and each of its Subsidiaries as at the dates indicated and the results of their consolidated operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the Financial Statements) and that the examination by such accountants in connection with such Financial Statements has been made in accordance with generally accepting auditing standards, accompanied by a copy of the management letter or any similar report delivered to Group or any other Obligated Party or to any officer or employee thereof by such accountants in connection with such Financial Statements.

                 (b) The Borrower will deliver or cause to be delivered to Lender as soon as available and in any event within fifteen (15) days after the last day of each accounting month in each fiscal year, a Borrowing Base Certificate substantially in the form of EXHIBIT 5.9(B) executed by the Chief Financial Officer of Borrower on behalf of himself and as authorized agent for each of the Obligated Parties including information as at the end of such month.

                 (c) Group will deliver or cause to be delivered to Lender a copy of each report or form, including, without limitation, the annual report, any prospectus, and any Form 10-K, filed with the Securities and Exchange Commission and any report or communication sent to its stockholders as soon as available and in





REVOLVING CREDIT AGREEMENT, PAGE 31
any event within thirty (30) days of filing such item or, if not filed, of transmitting it to its shareholders.

         5.10 PAYMENT OF DEBTS. Each Obligated Party will pay its indebtedness and obligations as the same become due in accordance with the terms of the instruments or documents evidencing the same and will pay all trade bills when due in accordance with the customary practice in the trade and in any event so that the credit standing of such Obligated Party will not be materially and adversely affected.

         5.11 PAYMENT OF TAXES AND LIABILITIES. Each Obligated Party will pay prior to the time same become past due all taxes, assessments, and other liabilities (including claims of laborers, suppliers, and materialmen) imposed or which may give rise to a Lien upon it or its franchises, income, profits, properties, or assets, except and so long as contested in good faith and provided adequate reserves satisfactory to the Lender have been established, and no Lien which is not a Permitted Lien has attached to any property of an Obligated Party.

         5.12 CLAIMS AND ACTIONS. If any Obligated Party becomes the subject of or a party to any suit, action, investigation, or proceeding (governmental or private) in which a claim is asserted against it in excess of ONE MILLION DOLLARS ($1,000,000), the Borrower will within three (3) Business Days thereafter notify the Lender of such suit, action, or proceeding and the particulars thereof and upon request of the Lender, from time to time, report to the Lender with respect to the status and particulars.

         5.13 MAINTENANCE OF CHIEF EXECUTIVE OFFICE. The Borrower and UniMark taken as a whole will maintain its chief executive offices and books and records of each Obligated Party at the location specified in SECTION 4.12 hereof.

         5.14 OTHER NOTICES. Each Obligated Party will promptly notify the Lender in writing of (a) any material adverse change in its financial condition, business, or affairs or in that of ICMOSA or in UniMark taken as a whole; (b) any failure by it or ICMOSA to comply with the material terms of any material agreement, contract, or other instrument to which it or ICMOSA is a party or by which any of its properties or those of ICMOSA are bound, or any acceleration of the maturity of any indebtedness owing by it or ICMOSA; (c) any material adverse claim against or affecting it or ICMOSA or UniMark taken as a whole or any damage to or material adverse change concerning the Collateral or its properties or those of ICMOSA or of UniMark taken as a whole, (d) the commencement of any proceeding which if adversely determined could have a Material Adverse Effect; and (e) any other event which has or can reasonably be expected to have a Material Adverse Effect (including, without limitation, the termination of any material labor contract, any material labor dispute, or any strike, lockout, walkout, or other





REVOLVING CREDIT AGREEMENT, PAGE 32
dispute to which it or ICMOSA is a party or which affects or may affect any of its properties or those of ICMOSA).

         5.15 INCUMBENCY. From time to time, the Borrower, and if requested by Lender, or any other Obligated Party, shall deliver to the Lender an officer's certificate setting forth the names of the officers, employees and agents authorized to request an Advance or a Letter of Credit, or execute a Notice of Borrowing or any certificate or other document provided for herein and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized are also authorized to act for the Borrower or the other Obligated Party as applicable, in respect of all other matters relating to the Loan Documents and such Obligated Party's obligations therein. The Lender may rely conclusively on such officer's or employee's authority to request such Advance or a Letter of Credit, or Notice of Borrowing or execute and deliver such other certificate or document until the Lender receives written notice to the contrary. The Lender has no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or any other document, and, with respect to an oral request for such an Advance, the Lender has no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower or any other Obligated Party. The Lender shall not incur any liability to the Borrower or any other Person in acting upon any telephonic notice referred to above which the recipient believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower.

         5.16 ENVIRONMENTAL, HEALTH AND SAFETY DUTIES. Each Obligated Party will (a) comply in all material respects with all environmental, health, and safety laws and regulations applicable to it, the failure to comply with which could have a Material Adverse Effect; (b) give notice to the Lender immediately upon its acquiring knowledge of the presence of any Hazardous Materials Contamination at its place or places of business with a full description thereof; (c) promptly notify the Lender of the threat or commencement of any proceeding alleging a material violation of any environmental, health, or safety laws or regulations; and (d) promptly comply with any governmental requirements requiring the removal, treatment, mitigation, or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance.

         5.17    ERISA COMPLIANCE.  Each Obligated Party will do the following:

                 (a) with reasonable promptness and, in any event, within thirty (30) days, give notice of and deliver to the Lender copies of (i) the establishment of any new Employee Benefit Plan; and (ii) the failure of any Obligated Party or any ERISA Affiliate to make





REVOLVING CREDIT AGREEMENT, PAGE 33
a required installment or payment under Section 302 of ERISA or Section 412 of the IRC by the due date;

                 (b) promptly, and in any event within ten (10) days of becoming aware of the occurrence of any (a) Termination Event or (b) Prohibited Transaction in connection with any Pension Plan or any trust created thereunder;

                 (c) with reasonable promptness, but in any event within ten (10) days, deliver to the Lender copies of all notices received by such Obligated Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and

                 (d) within two (2) Business Days of its obtaining knowledge thereof, or of having reason to have obtained knowledge, notify the Lender in writing that any Obligated Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         5.18 COLLATERAL AUDIT. Each Obligated Party will submit to and bear the expense of audits of the Collateral which audits shall occur at least once during each 12-month period and on other occasions if the Lender, in its sole discretion, so determines.

         5.19 PACA REQUIREMENTS. Each Obligated Party will comply in all material respects with the Perishable Agricultural Commodities Act of 1930 and any and all regulations related thereto issued by the Secretary of Agriculture of the USA or any other Governmental Authority.

         5.20 ADDITIONAL DOCUMENTS. From time to time and upon request by the Lender or the Lender, each Obligated Party will, and will cause its Subsidiary to, execute, endorse, acknowledge, and deliver to the Lender and the Lender and file or cause same to be done any and all other documents and do all other acts or things as Lender or the Lender may reasonably request in order more fully to effect this Agreement.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

         So long as any Commitment is outstanding, any part of the Obligations remains unpaid, any contingent part of the Obligations continues to exist, OR UNTIL THE LENDER CONSENTS TO THE CONTRARY AND THE BORROWER RECEIVES THE PRIOR WRITTEN APPROVAL TO THE CONTRARY FROM THE LENDER, each Obligated Party, as applicable, will comply or cause compliance with each of the following covenants:

         6.1 LIENS. No Obligated Party will create or permit to exist any Lien with respect to the Collateral except Permitted Liens.





REVOLVING CREDIT AGREEMENT, PAGE 34

         6.2 NO RESTRICTED PAYMENT. Group, a publicly-held entity, will not directly or indirectly make, declare, order, or set aside any funds, for Restricted Payments, which individually or in the aggregate exceed $1,000,000.

         6.3 LIQUIDATION, MERGER, CONSOLIDATION, ACQUISITION. No Obligated Party will (i) wind up, liquidate, or dissolve, or be a party to any merger or consolidation or any partnership, nor purchase or otherwise acquire all or substantially all of the assets of any Person or any shares of stock of, or similar interest in, any Person, or change or modify its existing structure EXCEPT that (a) any Obligated Party may merge into or consolidate with any of its Subsidiaries so long as the Obligated Party is the survivor and (b) any Obligated Party may accomplish an acquisition so long as (1) the Obligated Party is the survivor, (2) in the opinion of the Lender the survivor is not materially less creditworthy immediately after such transaction, (3) such transaction would not have a Material Adverse Effect, and (4) immediately prior thereto no Default exists and after giving effect to the transaction no Default would exist, or (ii) form or organize any Subsidiary unless subparagraphs (3) and (4) immediately above are each true.

         6.4 ISSUANCE OF SHARES. None of UniMark Foods, Inc., UniMark International and Simply Fresh Fruit, Inc. may issue, sell, or dispose of any shares of its capital stock or other securities or rights, warrants or options to purchase or acquire any such shares or securities or otherwise change its capital structure or change the relative rights or preferences or limitations relating to its capital stock and Group will, within five (5) days of taking action to authorize the issuance of any additional shares of any class or series of capital stock of Group or of any securities convertible into or exchangeable for any such capital stock and in any event not less than thirty
(30) days prior to the issuance of such capital stock, will give Lender written notice of such action and such notice shall include the title, class, purpose and consideration, the name of the acquirer and any other information that Lender reasonably requests about the shares or securities to be issued.

         6.5 DISCOUNT OF RECEIVABLES. No Obligated Party will discount or sell with or without recourse, or sell for less than the face value thereof, any of its accounts, instruments, chattel paper, or general intangibles.

         6.6     SALE OF ASSETS.

                 (a) No Obligated Party will convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all or a substantial part of its property or assets or any part of its property or assets essential to the conduct of its business as presently conducted.





REVOLVING CREDIT AGREEMENT, PAGE 35

                 (b) No Obligated Party will convey, sell, lease, or otherwise dispose of any other assets except for sales of such assets in the ordinary course of business for a fair and adequate consideration.

         6.7 TRANSACTIONS ON FAVORABLE TERMS. No Obligated Party will lease or sell property to, lease or purchase property from, pay any fees to, or enter into or consummate any material transaction, whether with an Affiliate of it or otherwise, on terms less favorable to it than would be obtainable at the time in comparable transactions with arm's length dealings.

         6.8 CONFLICTING AGREEMENTS. No Obligated Party will enter into any agreement containing any provision which would be violated or breached by its performance hereunder.

         6.9 CHANGE IN BUSINESS. None of Group, Borrower or Simply Fresh will make any material change in the nature of, or conduct any business other than, its business as presently conducted nor use any name other than its corporate name nor change its corporate name.

         6.10 ACCOUNTING PRACTICES. No Obligated Party nor any Subsidiary of an Obligated Party will make any material change in accounting treatment or reporting practices except for any such change required by GAAP.

         6.11    HAZARDOUS MATERIALS PROHIBITIONS.  Except as disclosed in
SECTION 4.18 hereto, no Obligated Party will cause or permit any Hazardous Materials Contamination at, on, under, or emanating from its place or places of business.

         6.12 MANAGEMENT CHANGES. Group will not fail for any reason to have Jorn Budde as Chief Executive Officer of Group or Rafael Vaquero as Chief Operating Officer of Group.

         6.13 ERISA COMPLIANCE. No Obligated Party will fail or permit any ERISA Affiliate to fail to establish, maintain, and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC, all applicable Foreign Benefit Laws, and all other applicable laws and regulations and interpretations thereof.


                                  ARTICLE VII
                              FINANCIAL COVENANTS

         So long as any Commitment is outstanding, any part of the Obligations remains unpaid, or any contingent part of the Obligations continues to exist, or until the Lender agrees to the contrary and the Borrower receives prior written consent to the contrary from the Lender, the Borrower and each other Obligated Party will comply or cause compliance with each of the following





REVOLVING CREDIT AGREEMENT, PAGE 36
covenants, each of which shall be tested at least quarterly using the unaudited consolidated Financial Statements required to be delivered hereby and confirmed at least annually using the audited consolidated Financial Statements required to be delivered hereby:

         7.1 MINIMUM TANGIBLE NET WORTH. Group and its Subsidiaries will maintain a Tangible Net Worth on a consolidated basis at all times of at least $34,000,000.

         7.2 CURRENT RATIO. The ratio of the Current Assets of Group and its Subsidiaries on a consolidated basis to the Current Liabilities of Group and its Subsidiaries on a consolidated basis shall be not less than 1.5 to 1.0 at any time.

         7.3 MAXIMUM LEVERAGE. The ratio of the Debt of the Group and its Subsidiaries on a consolidated basis to Tangible Net Worth of the Group and its Subsidiaries on a consolidated basis shall not be greater than 1.25 to 1 at any time.

                                  ARTICLE VIII
                                EVENT OF DEFAULT

         8.1 EVENTS OF DEFAULT. The occurrence of any of the following events is an Event of Default:

                 (a) any Obligated Party fails or refuses to pay (i) any principal portion of the Obligations which include payment of the Commitment Fee when due whether at maturity or otherwise, or (ii) any interest portion of the Obligations within six (6) Business Days of when due (except at maturity or by acceleration in which instances there will be no grace).

                 (b) any Person makes any representation or warranty in any certificate or statement (including, without limitation, any Financial Statement) furnished to the Lender pursuant hereto or in connection herewith, any other Loan Document or in any document given by any Obligated Party or any Subsidiary of an Obligated Party to the Lender which is inaccurate in any material respect as of the date on which such representation or warranty is made or deemed made;

                 (c) any Obligated Party fails or refuses to comply with any covenant contained in SECTIONS 5.1, 5.3, 5.5, 5.6, 5.12, OR 5.14 or ARTICLE VI hereof;

                 (d) the Borrower fails or refuses to comply with that covenant in SECTION 5.9(B) and such failure or refusal is not cured within five
(5) Business Days;

                 (e) any Obligated Party fails or refuses to comply with any covenant contained in ARTICLE VII and such failure or refusal is not cured with thirty (30) days;





REVOLVING CREDIT AGREEMENT, PAGE 37

                 (f) any Obligated Party fails or refuses to perform punctually and properly any covenant or agreement or otherwise breaches any covenant or agreement contained herein (other than in SECTIONS 5.1, 5.3, 5.5, 5.6, 5.12, OR 5.14 or ARTICLE VI as to each of which there is no grace period or other than in SECTION 5.9(B) as to which there is a five (5) Business Days grace period or other than in ARTICLE VII as to which there is a thirty (30) days grace period), or any Obligated Party fails or refuses to perform punctually and properly any covenant or agreement or otherwise breaches any covenant or agreement contained in any other Loan Document, or in any document executed by any Obligated Party in connection herewith and such failure, refusal, or breach is not cured within ten (10) days (or such other time period specified in this Section or in such Loan Document) after it becomes known to such Obligated Party;

                 (g) any of the Loan Documents ceases to be, or any Obligated Party or any Subsidiary of an Obligated Party contends that any Loan Document is not, a legal, valid, and binding obligation of the parties thereto, enforceable in accordance with the terms thereof or in any way cease, to provide to the Lender the rights, privileges, benefits, powers, and remedies intended to be conferred thereby, or any Obligated Party repudiates its obligations under any Loan Document or invalidates or renders unperfected or unenforceable any Lien in any Collateral or any such Lien becomes invalid, unperfected, or unenforceable;

                 (h) an involuntary case under the Bankruptcy Code is commenced against any Obligated Party and is not dismissed, or stayed within sixty (60) days of the commencement thereof, or a court having jurisdiction enters a decree or order for relief in respect of any Obligated Party in an involuntary case under the Bankruptcy Code, or any other applicable federal or state insolvency or other similar law, appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any such Obligated Party or of any substantial part of the property of any Obligated Party, or orders the dissolution, winding-up, or liquidation of the affairs of any Obligated Party or any substantial part of the property of any Obligated Party is placed in the custody of any court and such decree, order, appointment, or placing is unstayed and in effect for a period of sixty (60) consecutive days;

                 (i) any Obligated Party commences a voluntary case, or consents to or fails to contest an involuntary case, under the Bankruptcy Code, or any other applicable federal or state insolvency or other similar law, or applies for, consents to, fails to contest, or files an answer admitting the material allegations of a petition seeking the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Obligated Party or of any Subsidiary of an Obligated Party, or for any substantial part of the property of any Obligated Party or of any Subsidiary of an Obligated Party, or any Obligated Party or any Subsidiary of an





REVOLVING CREDIT AGREEMENT, PAGE 38

Obligated Party makes any assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes any action in furtherance of any of the foregoing;

                 (j) a money judgment in the case of any single judgment in the amount of $1,000,000 or more or in the case of all such judgments at any time existing in the aggregate amount of $1,000,000 or more is entered against any Obligated Party which is not satisfied or enforcement thereof stayed by the first to occur of the thirtieth (30th) day after the date of the judgment or the tenth (10th) day before the date on which assets of such Obligated Party may be lawfully sold to satisfy such judgment;

                 (k) a default or event of default under any instrument evidencing Debt (other than the Obligations) of any Obligated Party occurs, the effect of which is to permit the holder of such instrument to accelerate the maturity thereof or require the prepayment, purchase, or redemption thereof, or any Obligated Party fails to pay any Debt when due or the holder accelerates the maturity of or exercises any right to require purchase or redemption of any promissory note or other obligation or evidence of such Debt or indebtedness which respectively such Obligated Party is obligated to pay, or an event of default occurs under the terms of any one or more of the documents related to the Permitted Liens or related to any material operating lease;

                 (l) any Lien not a Permitted Lien under this Agreement against the Collateral is filed or attaches and is not discharged, or suitable bond is not made to prevent the enforcement thereof to the Lender's satisfaction, within ten (10) days of the date any Obligated Party learns of the existence thereof; and

                 (m) the occurrence of a default or event of default under any instrument or document evidencing, securing or guaranteeing a debt owed by ICMOSA to the Lender.

         8.2     MATURITY OF OBLIGATIONS AND OTHER RIGHTS.

                 (a) Upon the occurrence of an Event of Default specified in SECTIONS 8.1(H) OR (I), and without the necessity of any action, notice, or demand by the Lender, the Commitment shall automatically terminate and the unpaid principal and accrued interest and fees constituting part of the Obligations, together with all other outstanding Obligations, shall be immediately due and payable. Upon the occurrence of any Event of Default other than one specified in SECTIONS 8.1(H) OR (I), the Lender by written notice to the Borrower may do any one or more of the following: (i) terminate all or any portion of the Commitment, whereupon the Commitment (or the terminated portion thereof) and obligation of the Lender to make Advances and to issue any Letters of Credit shall terminate; (ii) declare the unpaid principal and accrued interest and fees constituting part of the Obligations, together





REVOLVING CREDIT AGREEMENT, PAGE 39
with all other outstanding Obligations, immediately due and payable; (iii) reduce any claim to judgment; or (iv) enforce any of the rights of the Lender under any of the Loan Documents or otherwise provided by applicable law or agreement.

                 (b) Demand, presentment for payment, protest and notice of nonpayment, or protest or dishonor, and all demands and notices of any action taken by the Lender under this Agreement and the other Loan Documents and notice of intent to accelerate, and notice of acceleration of, the Obligations and any part thereof are hereby expressly waived.

         8.3     WAIVER OF RIGHTS.

                 (a) Each Obligated Party waives (i) all benefit that might accrue to it by virtue of any present or future law exempting the Collateral from attachment, levy, or sale, or execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) any right to a marshalling of assets or a sale in inverse order of alienation, and (iii) any right of setoff or any claim whatsoever which may now or hereafter exist against the Lender in its favor.

                 (b) If any law now in force, of which any Obligated Party or its successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section.

                 (c) If any payment (from any source and whether voluntary or received from enforcement of any rights hereunder or under any other Loan Document) is set aside, invalidated, or for any reason required to be returned to the Person paying same, any representative of such Person, or such Person's estate, or any receiver, custodian, trustee, or liquidator of or for such Person, the Obligations originally intended to be satisfied shall to the extent of such required return be reinstated and all Liens and rights and remedies therefor shall be revived and continued in full force and effect as through such payment had not been made.

         8.4 CROSS DEFAULT. The occurrence of an Event of Default hereunder constitutes a default under all other Loan Documents and other agreements related hereto or executed in conjunction herewith.

         8.5 ENFORCEMENT OF RIGHTS. Each Obligated Party agrees it is commercially reasonable for the Lender to exercise its rights in or with respect to the Collateral in such manner and in such order as the Lender determines. The Lender may, without foreclosing thereon, collect and otherwise enforce all amounts owing on the Collateral or any proceeds thereof or otherwise enforce any of the





REVOLVING CREDIT AGREEMENT, PAGE 40
rights of such Obligated Party or the Lender therein or in any of the Collateral and apply such collections as provided herein or may foreclose on the Collateral.

         8.6 INJUNCTIVE RELIEF. Each Obligated Party recognizes that if it fails to perform, observe, or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate. Accordingly, the Lender shall be entitled to temporary and permanent injunctive relief in any such case.


                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 PARTICIPATIONS. The Lender may enter into one or more participation agreements with Persons (herein "Participants") whereby the Lender will sell participations in the Obligations (or any part thereof) to such Participant or Participants. Except as otherwise expressly provided or where the context otherwise requires herein, each Participant shall be entitled to the rights and benefits of the Lender under this Agreement as if it were specifically named herein, and this Agreement shall be deemed to constitute a direct obligation of the Borrower to each Participant. The Lender shall remain responsible for all duties of "the Lender" hereunder. The Borrower shall not have any duty to negotiate or confer with any Participant, and the Borrower shall be entitled to treat the Lender as the sole owner of the Obligations, without regard to notice or actual knowledge of any such participation agreement. The Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Lender only and that the obligations under this Agreement are undertaken for the benefit of, and as an inducement to, each of any such Participant as well as the Lender. The Borrower hereby grants to each such Participant, for the benefit of such Participant, the Lender, and all other Participants, the same rights with respect to property of the Borrower held by each such Participant as are granted by the Borrower to the Lender in SECTION 9.2 hereof with respect to property of the Borrower held by the Lender. Notwithstanding the foregoing, it is expressly understood that the maximum amount which may be recovered by the Lender and all Participants is limited to the unpaid amount of the Obligations. Notwithstanding the sale of any participation, the Lender shall retain the sole right and responsibility to enforce all rights and remedies hereunder and to approve any amendment, waiver, or other modification of any term hereof.

         9.2 RIGHTS IN PROPERTY HELD. As additional security for the prompt satisfaction of the Obligations and the performance of the duties of each Obligated Party hereunder, each Obligated Party hereby collaterally assigns and grants to the Lender a lien on and a security interest in, all amounts that may be owing from time to time by such Person to any Obligated Party in any capacity,





REVOLVING CREDIT AGREEMENT, PAGE 41
including, without limitation, any balance or share belonging to any Obligated Party, of any deposit or other account with such Person, which lien and security interest is independent of and in addition to (a) any right of set-off which such Person may have, and (b) the lien and security interest granted in such property pursuant to any other Loan Document. In addition to the foregoing, upon the occurrence of an Event of Default, the Lender is authorized at any time or from time to time, without notice to any Obligated Party or to any Subsidiary of an Obligated Party or to any other Person, which notice is hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, matured, or unmatured) or any other indebtedness at any time held or owing to or for the credit or the account of any Obligated Party against and on account of the Obligations (without reduction by reason of the granting of any participations in any part thereof), regardless of whether the Lender has made any demand hereunder and although said Obligations are contingent or unmatured.

         9.3 PERFORMANCE BY THE LENDERS. If any Obligated Party fails to perform any covenant, duty, or agreement in accordance with the terms of the Loan Documents, or other document relating to same, the Lender may (but in no circumstance is obligated to), at its election but at the Borrower's expense, perform, or attempt to perform, such covenant, duty, or agreement on behalf of such Obligated Party in the sole discretion of the Lender. The Lender or any of its representatives may, in the name or on behalf of any Obligated Party or any Subsidiary of an Obligated Party, sign, execute, or endorse the name of such Obligated Party or Subsidiary upon, and acknowledge, witness, deliver, file, and record, any notices, assignments, financing statements, claims, instruments, receipts, checks, drafts, or orders and demand, sue for, collect, or receive the Collateral or any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral. Each Obligated Party hereby appoints the Lender and its representatives as attorney-in-fact for each Obligated Party to do any of the foregoing, and this power, being coupled with an interest, is irrevocable so long as this Agreement remains in effect.

         9.4     WAIVERS AND MODIFICATIONS.

                 (a) From time to time, without notice to or further consent by any Obligated Party, the performance or observance by any Obligated Party of any term or provision hereof may be waived or the time of performance thereof extended. In addition, any Collateral therefor may be substituted, exchanged, released, surrendered, waived, subordinated, or otherwise dealt with, or additional Collateral obtained, all without affecting the liability of any Obligated Party.





REVOLVING CREDIT AGREEMENT, PAGE 42

                 (b) No waiver or modification of any provision of this Agreement, or consent to any departure from or supplement, amendment, or termination of the terms hereof the other Loan Documents or any other document, shall be effective unless such is in writing and signed by the Lender which may be given in its sole discretion, and any such waiver shall be effective only for the specific purpose and in the specific instance given. No waiver of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default, nor shall any waiver be deemed to be a continuing waiver.
The acceptance at any time and from time to time of partial payment of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No failure, delay, or omission by the Lender in exercising any right or power hereunder, or under any other document executed by any Obligated Party or any Subsidiary of an Obligated Party as security for or in conjunction with the Obligations shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein.

         9.5 CUMULATIVE RIGHTS. All rights and remedies available to the Lender under this Agreement are cumulative of and in addition to all other rights and remedies available to the Lender at law or in equity, or otherwise, and may be exercised from time to time, and as often as may be deemed expedient, whether or not the Obligations are due and payable and whether or not any suit for collection, foreclosure, or other action in connection with this Agreement has been instituted, and the exercise of one or more rights or remedies shall not impair or prejudice the concurrent or subsequent exercise of other rights or remedies.

         9.6 CONFLICTING PROVISIONS. The provisions of this Agreement are in addition to those of any other Loan Document or other evidence of liability held by the Lender and all documents shall be construed as complementary to each other and may be enforced in accordance with their respective terms except as hereafter provided. Should any provision contained in any other agreement between the Lender and Obligated Party or any Subsidiary of an Obligated Party conflict with this Agreement, the provisions contained in this Agreement shall control.

         9.7 SEVERABILITY. If any provision of this Agreement or any other Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the remaining provisions of this Agreement or such other Loan Document, as appropriate, shall remain in full force and effect and shall not be affected by such provision or by its severance.

         9.8 INDEPENDENT COVENANTS. If any action or failure to act by any Obligated Party violates any covenant or obligation of any Obligated Party herein, such violation shall not be excused by the fact that such action or failure to act would otherwise be permitted by or fall within the limitations of any covenant (or





REVOLVING CREDIT AGREEMENT, PAGE 43
exception to any covenant) herein contained other than the covenant violated.

         9.9 CONSTRUCTION. Article and Section captions and the Table of Contents are for convenience only and shall not affect the construction hereof nor shall any provision of this Agreement be construed against any Person solely because that Person or a representative of that Person drafted such provision.

         9.10 SURVIVAL. This Agreement shall terminate when (a) the principal of and interest accrued to such date on the Loans and any outstanding Reimbursement Obligations; (b) no Letters of Credit remain outstanding; (c) all fees, expenses, and other amounts then due and payable which constitute Obligations have been paid in full in cash; and (d) the Commitments have expired or been terminated. The termination of this Agreement shall not affect any rights of or obligations arising prior to the effective date of such termination nor shall it reduce or otherwise affect any release or indemnity made herein in favor of any Indemnitee. Notwithstanding the foregoing, if payment hereunder must be returned for any reason, this Agreement and the other Loan Documents shall continue in full force. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. All covenants, agreements, undertakings, indemnities, representations, and warranties made herein shall survive all closings hereunder, the making of each Advance, the repayment of the Loan, the issuance of Letters of Credit and the termination and discharge of all other provisions of this Agreement or any of the other Loan Documents and shall not be affected by any investigation made by any party, and all indemnifications shall survive the repayment of the Obligations, the termination of the Commitment, and release and termination of this Agreement.

         9.11 FORM OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished to the Lender under any provision of this Agreement must be in form and substance satisfactory to the Lender and its counsel.

         9.12 RELIANCE ON DOCUMENTS. Any instrument in writing, telex, telegram, telecopy, or cable received by the Lender in connection herewith which purports to be dispatched or signed by or on behalf of any Obligated Party or any Subsidiary of an Obligated Party shall conclusively be deemed to have been signed by such Person pursuant to such Person's authority to bind such Obligated Party or a Subsidiary of an Obligated Party and all other Persons for all liabilities in connection therewith, and the Lender may rely thereon and shall have no duty to determine the validity or genuineness thereof or the authority of the Person or Persons executing or dispatching the same.





REVOLVING CREDIT AGREEMENT, PAGE 44

         9.13 COUNTERPARTS. To facilitate execution, this Agreement and any waiver, modification, consent, supplement, amendment, or termination hereunder may be executed in as many counterparts as may be required. It is not necessary that the signature of or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it is sufficient that the signature of or on behalf of each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts collectively constitute a single agreement. It is not necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties hereto.

         9.14 MAXIMUM INTEREST. All agreements between or among each Obligated Party and the Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the amount paid, agreed to be paid to, charged or demanded by the Lender for the use, forbearance, or detention of money or for the payment or performance of any covenant or obligation contained herein or in any other Loan Documents exceed the Legal Maximum. If any circumstance otherwise would cause the amount paid, charged, or demanded to exceed the Legal Maximum, the amount paid, agreed to be paid to, charged or demanded shall be reduced to the Legal Maximum, and if the Lender ever receives an amount which otherwise would exceed the Legal Maximum, such amount which would be excessive interest shall be applied to the reduction of the principal of the Obligations and not to the payment of interest, or to the extent such excessive amount otherwise would exceed the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. In determining whether the interest paid, agreed to be paid, charged, or demanded hereunder exceeds the Legal Maximum, all sums paid or agreed to be paid to, charged, or demanded for the use, forbearance, or detention of the indebtedness of the Borrower shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout such term; (i) be characterized as a fee, expense, or other charge other than interest; and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements and communications between the Borrower or any other Obligated Party and the Lender in conflict herewith.

         9.15 PARTIES BOUND AND ASSIGNMENT OF THE BORROWER'S INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be deemed to include the successors and assigns of the parties hereto; provided, however, that no Obligated Party may, without the prior written consent of all Lenders, assign any rights, powers, duties, or obligations hereunder.





REVOLVING CREDIT AGREEMENT, PAGE 45

         9.16 NATURE OF RELATIONSHIP; BENEFITS. None of the terms of this Agreement or of any Loan Document shall, or shall be deemed to, give the Lender the right or power to exercise control over the management, conduct, or operation of the business or affairs of any Obligated Party or any Subsidiary of an Obligated Party or UniMark taken as a whole nor any responsibility to any Obligated Party or any Subsidiary of an Obligated Party or UniMark taken as a whole or any Person not a party hereto, to review, inspect, or supervise any Obligated Party or any Subsidiary of an Obligated Party or any of the property, business, or operations of an Obligated Party or a Subsidiary of an Obligated Party or UniMark taken as a whole or any Collateral. The relationship created by this Agreement is only that of debtor and creditor, and the powers of the Lender hereunder are limited to the right to receive payment of the Obligations and to exercise the remedies provided herein, in the other Loan Documents and in any other document executed in conjunction herewith or related hereto. Any term or condition hereof permitting the Lender to disburse funds, or to take or refrain from taking any action with respect to any Obligated Party or any Subsidiary of an Obligated Party or any security for the repayment of the Obligations, may not be relied upon by any Person not a party hereto. There are no third party beneficiaries of this Agreement or the other Loan Documents, and no Person other than the parties to the Loan Documents may rely thereon.

         9.17    GENERAL RELEASE AND INDEMNIFICATION BY THE OBLIGATED PARTIES.

                 (a) In addition to any other release or indemnity herein contained, no Indemnitee shall be liable for or with respect to, and the Obligated Parties hereby jointly and severally indemnify and save and hold each Indemnitee harmless from, any claim, liability, loss, cost, or expense ("CLAIMS") arising from or brought in connection with or in any manner related to this Agreement or any of the other Loan Documents, the performance or breach hereof or the making of any Advance, the issuance of any Letter of Credit or the use of the proceeds of a drawing thereunder, the maintenance of the Loan, the consummation of the transactions contemplated herein or in connection herewith, the use of any of the proceeds of the Loan, any claimed obligation or responsibility for the management, operation, or conduct of the business or affairs of any Obligated Party or any Subsidiary of an Obligated Party or UniMark taken as a whole or the payment of any debts of any Obligated Party or any Subsidiary of an Obligated Party, or any act or omission by any Obligated Party or any Subsidiary of an Obligated Party, whether actual or alleged, including all costs of defense and reasonable attorney's fees. No Indemnitee shall be relieved of any liability arising by reason of its or their gross negligence or willful misconduct. If any Claims are asserted against any Indemnitee, the Indemnitee shall endeavor to notify the Borrower of such (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnitee shall have the





REVOLVING CREDIT AGREEMENT, PAGE 46
right to employ, at the expense of the Obligated Parties, jointly and severally, counsel of Indemnitee's choosing and to control the defense of the Claims. The Borrower may at its own expense also participate in the defense of any Claim. Each Indemnitee may employ separate counsel in connection with a Claim to the extent such Indemnitee believes it reasonably prudent to protect such Indemnitee. The obligations of the Obligated Parties under this Section shall survive termination of this Agreement.

                 (b) In addition to the foregoing, the Obligated Parties shall, jointly and severally, defend, indemnify, and hold harmless each Indemnitee from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, or expenses (including, without limitation, attorneys' fees and expenses, and investigatory and remedial costs), suits, costs of any settlement or judgment, and claims of any and every kind whatsoever which may now or in the future be paid, incurred, or suffered by or asserted against any Indemnitee by any Person or entity or governmental agency for, with respect to, or as a direct or indirect result of, Hazardous Materials Contamination at, on, under, or emanating from the place or places of business of any Obligated Party or any Subsidiary of an Obligated Party or arise out of or result from the environmental condition of such location or locations or the applicability of any governmental requirements relating to Hazardous Materials (including, without limitation, CERCLA or any federal, state, or local so-called "Superfund" or "Superlien" law, statute, law, ordinance, code, rule, regulation, order, or decree), regardless of whether caused by or within the control of any Obligated Party or any Subsidiary of an Obligated Party or the Lender. The Lender may employ separate counsel, and the Obligated Parties, jointly and severally, shall pay the fees and expenses of such separate counsel.

                 (c)      THE PARTIES INTEND FOR THE PROVISIONS OF SUBSECTIONS
(A) AND (B) TO APPLY TO AND PROTECT EACH INDEMNITEE FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         9.18 EXPENSES. The Obligated Parties, jointly and severally, agree to pay all costs and expenses (such expenses to include all investigation, audit, legal (which shall be reasonable), appraisal, valuation, filing, printing, insurance, and environmental adviser, accountant, auditor, and other consultant or adviser expenses and all document duplication, reproduction, and other out-of-pocket expenses) incurred by the Lender in connection with the negotiation and preparation of this Agreement, the other Loan Documents, any documents executed or filed in connection herewith; the creation, perfection, protection, and insurance of Liens in and the maintenance of the Collateral and the filing, recording, of any financing statement and all amendments or modifications thereto and any and all other documents or instruments to be filed by the terms hereof; the negotiation or preparation of any and all amendments, modifications, supplements, assignments, consents, waivers, or





REVOLVING CREDIT AGREEMENT, PAGE 47
other documents or instruments related hereto; and the collection of the Obligations, or enforcement of this Agreement.

         9.19 NOTICES. Except as otherwise specifically provided herein, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the same must be in writing (including telecopy, telegram, telex, or cable) to be effective and shall be deemed commercially reasonable and to have been given (a) in the case of notice from the Lender to any Obligated Party on the earlier of, (i) if mailed, the third (3rd) Business Day after it is duly deposited in the United States mail first class postage paid, addressed to the party to be notified or, (ii) in the case of notice given by any other means than mailing, the Business Day on which it is received or, (b) in the case of notice from any Obligated Party to the Lender on the Business Day it is received. The address of each party hereto is set forth below each party's name on the signature pages hereof. Any Person may change its address of notice by giving notice to all other parties hereto.

         9.20 NON-BUSINESS DAYS. Except as otherwise specifically provided herein, if any act hereunder is required to be taken on a day which is not a Business Day, such act shall be taken on the next succeeding Business Day.

         9.21 GOVERNING LAW. This Agreement and the other Loan Documents are performable in New York City, New York and the laws of the State of New York shall govern the determination of each issue relating to this Agreement, including validity, construction, enforcement, and interpretation of each provision of this Agreement, the other Loan Documents, and all other documents executed in connection herewith, except as to provisions thereof relating to the rate of interest to be charged to the extent the laws of the State of New York with respect thereto may be preempted by federal law (or to the extent federal law otherwise would allow a higher rate of interest than would be allowed by the laws of the State of New York), in which case such federal law shall apply.

         9.22 JURISDICTION; VENUE; SERVICE OF PROCESS. To the extent not prohibited by law in effect from time to time, the Lender and each Obligated Party hereby irrevocably submits itself to the jurisdiction of any New York state court or any United States court located in the State of New York (and any court having jurisdiction over appeals from any such court) in any proceeding between or among them arising out of or in any manner related to this Agreement or any of the other Loan Documents, whether arising in contract, tort, or otherwise. Any such suit, action, or proceeding may be brought in the state or federal courts located in the City of New York, State of New York. Each Obligated Party agrees that service of all writs, process, and summonses in any such suit, action, or proceeding may be made on the Borrower ("PROCESS AGENT"). Each Obligated Party hereby irrevocably appoints Process Agent, as its true and lawful attorney-in-fact in its name, place,





REVOLVING CREDIT AGREEMENT, PAGE 48
and stead to accept such service of any and all such writs, process, and summonses, and agrees that the failure of Process Agent to give any notice of such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each Obligated Party also irrevocably consents to the service of process in any suit, action, or proceeding in said court by the mailing thereof, by registered or certified mail, postage prepaid, to Process Agent or to its address for notices set forth herein. Service shall be deemed effective five (5) days after such mailing. Each Obligated Party irrevocably waives any objections which it may now or hereafter have (including any based on the grounds of forum non conveniens) to the laying of venue of any suit, action, or proceeding arising out of or relating to any of the Loan Documents brought in the state or federal courts located in the City of New York, State of New York. Nothing herein impairs the right to bring proceedings in the courts of any other jurisdiction or to effect service of process in any other permitted manner.

         9.23 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OBLIGATED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT, WAIVER, MODIFICATION, CONSENT, SUPPLEMENT, AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIAL BEFORE A COURT AND NOT BEFORE A JURY.

         9.24 FINAL AGREEMENT OF THE PARTIES. A LOAN DOCUMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN DOCUMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SUBJECT TO THE IMMEDIATELY PRECEDING SENTENCE SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9.25 LIMITATION OF LIABILITY. No claim may be made by any Obligated Party or any other Person against the Lender, or the Affiliates, directors, officers, employees, attorneys, or agents of the Lender for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any such claim for any





REVOLVING CREDIT AGREEMENT, PAGE 49
such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         9.26 CONFIDENTIALITY. Subject to SECTION 9.1, the Lender shall hold confidential all non-public information obtained pursuant to the requirements of this Agreement and identified as confidential by the Borrower in accordance with the Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, but in any event may make disclosure reasonably required by a bona fide offeree or transferee in connection with the contemplated transfer, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors. The Lender shall require any such offeree or transferee to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section. In no event shall the Lender be obligated or required to return any materials furnished by the Borrower or any other Obligated Party; provided, however, each offeree shall be required to agree that if it does not become a transferee it shall return all materials furnished to it by the Borrower or any other Obligated Party in connection with this Agreement.

         EXECUTED as of the day and year first herein set forth.

                             BORROWER AND OBLIGATED PARTY:

                             UNIMARK FOODS, INC.



                             By:
                                -----------------------------------------------

                                Name:
                                     ------------------------------------------

                                Title:
                                      -----------------------------------------

                             Notice Address:
                             124 McMakin Road
                             Bartonville, Texas  76226
                             (817) 491-2992





REVOLVING CREDIT AGREEMENT, PAGE 50

                             OTHER OBLIGATED PARTIES:

                             THE UNIMARK GROUP, INC.


                             By:
                                -----------------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------


                             UNIMARK INTERNATIONAL, INC.



                             By:
                                -----------------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------


                             SIMPLY FRESH FRUIT, INC.


                             By:
                                -----------------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------

                             LENDER:

                             COOPERATIEVE CENTRALE RAIFFEISEN-
                             BOERENLEENBANK B.A., "RABOBANK
                             NEDERLAND, NEW YORK BRANCH, a
                             Federally Licensed Branch of a
                             Netherlands Cooperative Banking
                             Organization


                             By:
                                -----------------------------------------------

                             Name:
                                  ---------------------------------------------

                             Title:
                                   --------------------------------------------





REVOLVING CREDIT AGREEMENT, PAGE 51

                             By:
                                -----------------------------------------------

                                Name:
                                     ------------------------------------------

                                Title:
                                      -----------------------------------------

                             NOTICE ADDRESS:

                             245 Park Avenue
                             New York, New York  10167
                             Attention: Corporate Services

                             cc:      Rabobank Nederland
                                      13355 Noel Road
                                      Dallas, Texas  75240
                                      Attention:  Scott Taylor





REVOLVING CREDIT AGREEMENT, PAGE 52

                                    APPENDIX

                                  DEFINITIONS


         The following terms as used in this Agreement have the meanings specified:

                 "ADVANCE" means each sum disbursed by the Lender to or for the benefit or account of the Borrower pursuant to this Agreement.

                 "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. "CONTROL" means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of equity, by contract or otherwise; and the terms "controls," "controlling," and "controlled" have meanings correlative to the foregoing.

                 "AGREEMENT" means this Revolving Credit Agreement and any modifications, renewals, extensions, amendments, or supplements hereof.

                 "AVAILABILITY" means at any particular time the amount by which the lesser of the Commitment or the Borrowing Base exceeds the Revolving Credit Obligations at the time in question.

                 "AVAILABILITY PERIOD" means the period with respect to the Commitment from the Closing Date through the Expiration Date.

                 "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended and in effect from time to time, and any successor statute.

                 "BASE RATE" means the higher of (i) the rate of interest announced by Lender in New York City from time to time as its base rate, each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in such base rate, but in no event in excess of the maximum interest rate permitted by applicable law and (ii) 1/2 of 1% per annum above Lender's "Federal Funds Rate" (as defined herein).

                 "BASE RATE TRANCHE" means the portion of the Loan the interest on which is calculated by reference to the Base Rate.

                 "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America or any successor governmental body.

                 "BORROWER" means UniMark Foods, Inc., a Texas corporation, and its successors.





                               APPENDIX - PAGE 1

                 "BORROWING BASE" as of any date of determination, means an amount equal to the sum of (i) eighty-five percent (85%) of the face amount of Eligible Accounts (net of maximum discounts, offsets, credits, contra accounts, allowances, retainage and any other amounts deferred with respect thereto), plus (ii) (A) seventy percent (70%) of the value expressed in Dollars of Eligible Inventory (determined in accordance with GAAP) but as limited by
Section 4.26 hereof.

                 "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of EXHIBIT 5.9(B) which shall reflect the Eligible Accounts Receivable and Eligible Inventory of the Obligated Parties on a consolidated basis.

                 "BUSINESS DAY" means a day other than a Saturday, Sunday, or day on which banks are authorized to be closed (i) in the State of New York, and (ii) if the applicable Business Day relates to any LIBOR Tranche, any Interest Period applicable to a LIBOR Tranche, or any notice with respect to a LIBOR Tranche, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

                 "CAPITAL LEASE" means any lease of real or personal property which would be capitalized on a balance sheet prepared in accordance with GAAP and in any event includes any lease which is in substance a financing lease.

                 "CASH ADVANCE" means an Advance made pursuant to a particular Notice of Borrowing.

                 "CASH COLLATERAL" means Dollars held by the Lender as security for the Obligations.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.) and regulations promulgated thereunder, all as amended from time to time.

                 "CLOSING DATE" means the date all of the conditions precedent specified in SECTION 3.1 have been satisfied.

                 "COLLATERAL" means (the capitalized terms used in this definition of "Collateral" shall have the meanings stated in the security agreements of even date herewith, by and between Lender and the respective Obligated Parties unless otherwise defined in this Agreement and shall have the same definition if otherwise used in this Agreement) all property and rights which are subject to any security interest granted under any Loan Document or any other security agreement, deed of trust, mortgage, hypothecation, financing statement or any other document, agreement or instrument delivered to Lender by any Person to secure payment of the Obligations, and including, without limitation: (i) Accounts, including, without limitation, any right of each Obligated Party to





                               APPENDIX - PAGE 2
payment for goods sold or leased or for services rendered, which right is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and all other property of such Obligated Party now or hereafter constituting "accounts" under the UCC; (ii) Chattel Paper, as defined and used under the UCC; (iii) Documents, as defined and used under the UCC; (iv) General Intangibles, including, without limitation, all general intangibles of each Obligated Party, and in any event all rights to all Copyrights, Patents, Trademarks, Trade Secrets, formulae, blueprints, technology, trade dress, logotypes, licenses (except the Morinaga License and Technical Assistance Agreement dated May 1, 1996), royalties, franchises, and customer lists; (v) Inventory, including, without limitation, all goods, merchandise, and other personal property of each Obligated Party furnished under any contract of service or intended for sale or lease, including all raw materials, work in process, finished goods and materials and supplies of any kind, nature, or description, that are used or consumed by such Obligated Party's business, or are or might be used in connection with the manufacture, packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all goods consigned by or to such Obligated Party, and all returned or repossessed goods now or at any time or times hereafter in the possession or under the control of each Obligated Party; (vi) the stock certificates representing 100% of the issued and outstanding capital stock of each Obligated Party other than Group; (vii) all of the books and records of each Obligated Party relating to the foregoing; (viii) all proceeds, products, additions to, substitutions and replacements for, model conversions, and accessions of, any and all Collateral; and (ix) all of the foregoing, whether now existing or hereafter acquired or arising, or in which any Obligated Party now has or may have or hereafter acquire any rights, but does not include any Hazardous Materials (hereafter defined) which constitute "hazardous wastes."

                 "COMMITMENT" means the Obligation of the Lender to make Advances and to issue Letters of Credit pursuant to the terms and conditions of this Agreement, the aggregate of all of which shall not exceed the amount specified in SECTION 2.1 as may be reduced from time to time pursuant to the provisions hereof.

                 "COMMITMENT FEE" means the fee payable pursuant to SECTION
2.11.

                 "CONSEQUENTIAL LOSS" means any loss, cost, or expense incurred by the Lender because the Borrower pays all or some portion of any LIBOR Tranche or Federal Funds Tranche prior to the last day of its Interest Period and includes, without limitation, the amount (if any) by which (i) the interest which would have been payable on the prepaid amount had it not been paid prior to the last day of the Interest Period exceeds (ii) the interest earned to the extent the Lender is able to redeposit the same so prepaid for the balance of such Interest Period and also includes all expenses and penalties incurred by the Lender in so redepositing such sum.





                               APPENDIX - PAGE 3

                 "CURRENT ASSETS" means those assets which would be reflected on a balance sheet prepared in accordance with GAAP as "current assets" but excluding (i) all accounts receivable in respect of goods or services which were delivered or performed at least ninety (90) days prior to the date of determination unless appropriate reserves have been made for such "over 90 day" accounts receivable in the bad debt reserve and (ii) Intangible Assets which have been classified as current assets.

                 "CURRENT LIABILITIES" means those liabilities which would be reflected on a balance sheet prepared in accordance with GAAP as "current liabilities."

                 "DEBT" of a Person means all liabilities, obligations, and indebtedness of such Person, which would be reflected on a balance sheet prepared in accordance with GAAP (but excluding deferred income taxes), plus, without duplication, the following: (i) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person; (ii) any obligation under any Capital Lease of such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien upon or in any property owned by such Person whether or not such Person has assumed or become liable for the payment of such indebtedness for borrowed money; (iv) indebtedness of such Person arising in connection with surety or other similar bonds; (v) obligations of such Person in respect of banker's acceptances; (vi) the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, the outstanding amount of all drafts drawn thereunder; (vii) obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements; (viii) all liabilities of such Person in respect of unfunded vested benefits under any employee benefit plan (within the meaning of ERISA); (ix) all indebtedness of such Person under profit payment agreements or in respect of agreements to redeem, repurchase, or exchange securities or to pay any dividends; (x) all obligations of such Person to purchase Debt (or any security therefor) of another, or to maintain net worth or Working Capital or other balance sheet conditions; (xi) all liabilities of such Person evidenced by debentures, bonds, and similar instruments; (xii) all guaranties and similar arrangements by such Person of any indebtedness, obligations or liability described in clauses (i) through
(xi) and in clause (xiii) of this definition of any other person other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection; and (xiii) the obligations arising under non-cancellable operating leases, but limited to an amount equal at any time to the total amount of payments made on such leases in the immediately previous accounting month multiplied by twelve (12) and the product thereof then multiplied by five (5).





                               APPENDIX - PAGE 4

                 "DEFAULT" means any act or occurrence specified in SECTION 8.1, without regard to whether any requirement for notice or lapse of time, or both, or any other condition has been satisfied.

                 "DEFAULT RATE" means the lesser of (i) the Highest Lawful Rate or (ii) the sum of the Base Rate from time to time plus two percent (2%) per annum and thereafter the Highest Lawful Rate.

                 "DOLLAR" and the sign "$" mean lawful currency of the United States of America.

                 "ELIGIBLE ACCOUNTS" means each account owed to an Obligated Party other than those accounts of the following types:

                 (i) is due or unpaid more than sixty (60) days after the date of the original invoice issued by an Obligated Party other than International to an account debtor in connection with the sale giving rise thereto or is due or unpaid more than ninety (90) days after the date of the original invoice if issued by International to an account debtor;

              (ii) arises out of a sale not made in the ordinary course of the business of an Obligated Party, or a sale to a Person which is an Affiliate of an Obligated Party, or controlled by an Affiliate of an Obligated Party;

             (iii) fails to meet or violates any warranty, representation, or covenant contained in this Agreement or any of the other Loan Documents;

              (iv) is subject to any claim, defense, or setoff by the account debtor;

                 (v) is to an account debtor (A) which has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code or any similar statute in the USA, Mexico, or Canada, made an assignment for the benefit of creditors, or (B) against which any petition or other application for relief under the Bankruptcy Code or any similar statute in the USA, Mexico, or Canada has been filed, or (C) which has failed, suspended its business operations, become insolvent, suffered a receiver or a trustee to be appointed for any of its assets or affairs, or is generally failing to pay its debts as they become due;

              (vi) is to an account debtor outside the USA, unless the account debtor's obligations (or that portion of such obligations which is acceptable to the Lender) with respect to such sale is secured by a letter of credit, guaranty or similar undertaking having terms, and from such issuers and confirmation banks, as are acceptable to the Lender;





                               APPENDIX - PAGE 5

             (vii)        is on a bill-and-hold, guaranteed sale,
sale-and-return, sale on approval, consignment, or any other repurchase or return basis;

            (viii) is one which the Lender believes in the exercise of its reasonable credit judgment that collection is insecure or that such account may not be paid by reason of the account debtor's financial inability to pay;

              (ix) is to the USA or any department, agency or instrumentality thereof, unless the Obligated Party assigns its right to payment of such account to the Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727);

                 (x) is for goods which have not been shipped and delivered to and accepted by the account debtor or the services, the performance of which has given rise to such account, have not been performed by the Obligated Party and accepted by the account debtor;

              (xi) exceed(s) a credit limit determined by the Lender in the exercise of its reasonable credit judgment or determined by the Lender at any time or times hereafter, in which case such account(s) shall be ineligible to the extent such account(s) exceed(s) such limit;

             (xii) is one with respect to which the Lender does not have a senior, perfected security interest or is subject to a Lien which is not permitted hereunder;

            (xiii)        is not payable in Dollars;

             (xiv) is to an account debtor to whom fifty percent (50%) or more of the outstanding invoices issued to such account debtor are ineligible hereunder;

              (xv) contra accounts payable to an account debtor of an Obligated Party; or

             (xvi) accounts which are ineligible in the sole opinion of Lender.

                 "ELIGIBLE INVENTORY" means all inventory of the Obligated Parties valued at the lower of cost or market and which does not consist of (i) goods not currently saleable in the ordinary course of business of an Obligated Party, including, without limitation, obsolete, stale, discontinued, slow moving or spoiled goods; (ii) packaging materials, labels, name plates, or supplies; (iii) returned and non-reusable goods; (iv) goods held on consignment or any similar arrangement (including, without limitation, goods owned by an Obligated Party but held by a customer of an Obligated Party); (v) raw materials; (vi) work in process; (vii) goods with respect to which the Lender does not have





                               APPENDIX - PAGE 6
a senior, perfected security interest, which are subject to a Lien in favor of a landlord or bailee which has not been waived pursuant to a landlord or bailee waiver in form and substance satisfactory to the Lender, or which are subject to a Lien which is not permitted hereunder; (viii) goods in any form or condition which are located outside the USA; or (ix) goods which are ineligible in the sole opinion of Lender.

                 "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Obligated Party or assumed by any Obligated Party or any ERISA Affiliate, or (b) has at any time within the last six (6) years been maintained for the benefit of any Obligated Party or any current or former ERISA Affiliate.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereunder, each as amended and in effect from time to time.

                 "ERISA AFFILIATE" means any Person, trade, or business (whether or not incorporated) which is under common control (within the meaning of Section 414(b) or (c) of the IRC) with any Obligated Party, and includes a member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as any Obligated Party or any Person, trade, or business described in clause (i) above.

                 "EVENT OF DEFAULT" means any act or occurrence specified in
SECTION 8.1 hereof.

                 "EXPIRATION DATE" means December 1, 1997 or any other date on which the Commitment terminates pursuant to the terms hereof.

                 "FDIC" means the Federal Deposit Insurance Corporation or any successor thereof.

                 "FEDERAL FUNDS RATE" means the rate at which Lender, as a branch of a foreign bank,, in its sole discretion, can acquire federal funds in the New York City interbank federal funds market or other funding sources available to Lender, through brokers of recognized standing, for a period and in an amount comparable to the period and amount requested by the Borrower.

                 "FEDERAL FUNDS TRANCHE" means each Tranche the interest on which is calculated with reference to the Federal Funds Rate.

                 "FINANCIAL STATEMENTS" means the balance sheet, income statement, and such other supplementary statements (including the notes thereto) as may be prepared in conjunction therewith.

                 "FOREIGN BENEFIT LAW" means any applicable statute, law, ordinance, code, rule, regulation, order, or decree of any foreign





                               APPENDIX - PAGE 7
nation or any province, state, territory, or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning any Employee Benefit Plan.

                 "FUNDING DATE" means with respect to any Advance the date of the funding of such Advance.

                 "GAAP" means those accounting principles applied on a consistent basis generally accepted from time to time in the certified public accounting profession (including those set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or statements of the Financial Accounting Standards Board which may be applicable at the time in question); and "applied on a consistent basis" means that the accounting principles observed in the period covered by any report required under the terms of this Agreement are compatible in all material respects with those applied in any preceding period and report.

                 "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local, or other political subdivision thereof, any department, commission, board, bureau, agency, public authority, instrumentality, court, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions of government.

                 "GUARANTOR" means each of The UniMark Group, Inc., UniMark International, Inc., and Simply Fresh Fruit, Inc. (collectively, the "Guarantors").

                 "GUARANTY" means an absolute and unconditional guaranty of the Obligations in form and substance satisfactory to the Lender.

                 "HAZARDOUS MATERIALS" means (i) any "hazardous waste" or "regulated substance" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.) and regulations promulgated thereunder, both as amended from time to time; (ii) any "hazardous substance" as defined by CERCLA; (iii) "regulated asbestos- containing material" as defined in the National Emission Standard for Asbestos (40 C.F.R. Section 61.140, et seq.); (iv) polychlorinated biphenyls ("PCBs"), as defined in 40 C.F.R. Part 761; (v) underground storage tanks, whether active, inactive, empty, filled, or partially filled with any "regulated substance" as defined above; (vi) any substance the presence of which on property is prohibited by any governmental requirements; and (vii) any other substance which by any governmental requirements requires special handling or notification of any federal, state, or local governmental entity in its collection, transportation, storage, treatment, processing, management, or disposal.

                 "HAZARDOUS MATERIALS CONTAMINATION" means the release, discharge, emission, spillage, generation, or disposal (presently





                               APPENDIX - PAGE 8
existing or hereafter occurring) of Hazardous Materials on, under, at, or emanating from facilities owned or leased in a manner that constitutes a violation of or imposes a response or remedial obligation under any applicable environmental, health, or safety requirements of law.

                 "HIGHEST LAWFUL RATE" means the Legal Maximum, or if there is no Legal Maximum, the term means the Default Rate.

                 "IRC" means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, all as amended from time to time.

                 "IRS" means the Internal Revenue Service or any successor thereof.

                 "INDEMNITEES" means the Lender, each holder of any participation in the Obligations, and the Affiliates, officers, directors, shareholders, employees, servants, and agents of any of the foregoing and the successors and assigns of each of the foregoing.

                 "INTANGIBLE ASSETS" means those assets of a Person which are
(i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, trade names, licenses, permits, franchises, goodwill, experimental and research and development expenses, and other similar intangibles; (iii) unamortized debt discount and expense; (iv) notes receivables due from trade obligors domiciled, outside of the USA; and (v) notes and receivables due from Affiliates of such Person or officers, directors or employees of such Person or Affiliates of such Person.

                 "INTEREST RATE OPTION" means the LIBOR Rate or the Federal Funds Rate or the Base Rate.

                 "INTEREST PAYMENT DATE" means (i) with respect to LIBOR Tranches with Interest Periods of one (1), two (2), or three (3) months, the last day of such Interest Period applicable thereto; (ii) with respect to LIBOR Tranches with Interest Periods of six (6) months, the date which occurs three
(3) months before the last day of such Interest Period applicable thereto, and the last day of such Interest Period applicable thereto; (iii) with respect to the Federal Funds Tranche at maturity of such Tranche if the Interest Period of the Tranche is for a period which is less than one (1) month or the last Business Day of each month commencing on the first of such days to occur after it becomes a Federal Funds Tranche if the Interest Period of such Tranche is for a period which is for one (1) month or longer and at the day such Tranche is converted to a Base Rate Tranche or LIBOR Tranche and at maturity of such Tranche; and (iv) and with respect to the Base Rate Tranche at maturity of such Tranche if the Interest Period of such Tranche is for a period which is less than one (1) month, or if the Interest Period of such Tranche is for one (1) month or longer the





                               APPENDIX - PAGE 9
last Business day of each month commencing on the first of such days to occur after it becomes a Base Rate Tranche and at the day such Tranche is converted to a LIBOR Tranche or a Federal Funds Tranche and at maturity of such Tranche.

                 "INTEREST PERIOD" means during the Availability Period of the Commitment (i) for each LIBOR Tranche, the period commencing on the date such LIBOR Tranche is made and ending one (1), two (2), three (3), or six (6) months thereafter as specified by the Borrower in accordance with the terms hereof, and (ii) for each Base Rate Tranche and Federal Funds Tranche, the period commencing on the date the respective Tranche is made and ending on any day thereafter which is earlier than one (1) Business Day prior to the Expiration Date, provided that all Interest Periods are subject to the following terms and conditions:

                          (u)     an Interest Period once selected by the
Borrower shall be binding upon the Borrower and irrevocable;

                          (v)     each Interest Period applicable to a LIBOR
Tranche shall terminate on the numerical day of the last calendar month of such Interest Period which corresponds to the day such Interest Period began unless there is no such corresponding day in such month, in which case such Interest Period shall terminate on the last Business Day of such calendar month;

                          (w)     if an Interest Period would end on a day that
is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Tranche, such next succeeding Business Day would be in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                          (x)     during the Availability Period of the
Commitment, no Interest Period shall be selected which would terminate after the Expiration Date of the Commitment;

                 "LEGAL MAXIMUM" means the maximum nonusurious rate of interest which the Lender is permitted to charge on the Obligations at the time in question under applicable law; if such rate is changed after the date hereof, the term means such rate as so changed.

                 "LENDER" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch, a federally licensed branch of a Netherlands cooperative banking organization, its successors and assigns.

                 "LENDING OFFICE" means the office of the Lender (or its Affiliate) designated for such type of Tranche from time to time in accordance with the terms hereof.





                               APPENDIX - PAGE 10

                 "LETTER OF CREDIT" means any standby letter of credit issued by the Lender pursuant to ARTICLE II for the account of the Borrower.

                 "LETTER OF CREDIT ADVANCE" means an Advance made by the Lender to pay the Lender the Reimbursement Obligation with respect to a drawing under a Letter of Credit.

                 "LETTER OF CREDIT FEE" means the fee payable pursuant to
SECTION 2.11.

                 "LETTER OF CREDIT OBLIGATIONS" means at any particular time, the sum of (i) all outstanding Reimbursement Obligations, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit requested by the Borrower but not yet issued (unless the request for such has been denied).

                 "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, the form of application and form of reimbursement agreement for such Letter of Credit (whether in a single or several documents, taken together) as the Lender may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Lender and the Borrower; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

                 "LIBOR BASE RATE" means for the relevant Interest Period the rate of interest per annum (rounded, if necessary, to the next higher .01%) determined by the Lender to equal the average of the quoted rates at which Dollar deposits are offered by the Lender at its Lending Office to major banks in the LIBOR Market at 11:00 a.m. London, England time two (2) Business Days prior to the commencement of the relevant Interest Period for a period of time equal or comparable to and commencing on such Interest Period and in an amount equal or comparable to the LIBOR Tranche to be disbursed or outstanding during such Interest Period.

                 "LIBOR MARKET" means the London interbank market for Dollar deposits.

                 "LIBOR RATE" means for each LIBOR Tranche for each Interest Period the rate of interest per annum (rounded, if necessary, to the next higher .01%) equal to the quotient obtained by dividing (i) the LIBOR Base Rate for such Interest Period by (ii) the remainder of one (1) minus the applicable Reserve Requirement on the first day of the relevant Interest Period (rounded upward, if necessary to the next higher .01%).

                 "LIBOR TRANCHE" means each Tranche the interest on which is calculated with reference to a LIBOR Rate.





                               APPENDIX - PAGE 11

                 "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or otherwise), conditional sale, or other title retention arrangement, Capital Lease, writ of attachment, writ of sequestration, or like or similar writ or any other encumbrance of any nature whatsoever, whether voluntary or arising by agreement, under any statute or law, or otherwise.

                 "LOAN" means the aggregate unpaid principal amount of all Advances made pursuant to the terms hereof.

                 "LOAN DOCUMENTS" means this Agreement, the Revolving Note, the Letter of Credit Reimbursement Agreement, each pledge agreement, each security agreement, each UCC Financing Statement, each Notice of Borrowing, each Borrowing Base Certificate, each Guaranty, and all other agreements between the Borrower or other Obligated Party or any Subsidiary of an Obligated Party and the Lender, executed and delivered pursuant to or in connection with the transaction contemplated hereby, and all other documents specified in, required by, or executed and delivered pursuant to the terms hereof, and all modifications, renewals, extensions, amendments, and supplements of any of the foregoing.

                 "MARGIN" means the percentage added to the Base Rate, LIBOR Rate, or Federal Funds Rate pursuant to the provisions of SECTION 2.5.

                 "MATERIAL ADVERSE EFFECT" means a set of circumstances or events which (i) has or could have a material and adverse effect upon the validity or enforceability of or could result in a Default under any of the Loan Documents, (ii) is material and adverse to the condition (financial or otherwise), business, assets, prospects, or operations of Group or Borrower or Simply Fresh or UniMark taken as a whole, (iii) could materially and adversely impair the ability of any Obligated Party to fulfill its obligations under any of the Loan Documents, or (iv) could materially and adversely impair the value of any Collateral or the ability of the secured party to realize thereon.

                 "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001 of ERISA to which any Obligated Party or any ERISA Affiliate made or was obligated to make contributions within the immediately preceding six (6) years.

                 "NOTES" means collectively the completed and executed Revolving Notes.

                 "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT 2.3.

                 "OBLIGATED PARTIES" means the Borrower and each Surety.





                               APPENDIX - PAGE 12

                 "OBLIGATIONS" means, without limitation, the Loan, the other Revolving Credit Obligations, and all other Debt, loans, advances, including any future advances, interest, indebtedness, notes, liabilities, and amounts, liquidated or unliquidated, direct or indirect, matured or unmatured, joint or several, fixed or contingent, owing by the Borrower or any other Obligated Party pursuant to or arising under the terms of any of the Loan Documents to the Lender at any time of every kind, nature, and description, whether secured or unsecured, including any extensions, modifications, renewals thereof, and substitutions therefor, and includes any obligation of the Borrower due to third persons, firms, or corporations which have been endorsed, assigned, or otherwise acquired by the Lender, whether now existing or hereafter contracted, all sums owed under the Loan Documents, and all expenses required to be paid by the Borrower or any other Obligated Party pursuant to the terms hereof or any of the other Loan Documents (including without limitation, expenses incurred in any proceeding brought or threatened to enforce payment of any of the obligations referred to herein, and to maintain, preserve, and collect upon any Collateral and taxes, assessments, insurance premiums, rents, repairs, other charges, reasonable attorneys' fees and legal expenses, and any other costs of protection, repossession, enforcement, or sale of any of any Collateral).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to its functions.

                 "PENSION PLAN" means any Employee Benefit Plan which is subject to Title IV of ERISA or Section 412 of the IRC with respect to which any Obligated Party or any ERISA Affiliate is or within the immediately preceding six years was an "employer" as defined in Section 3(5) of ERISA and which is not a Multiemployer Plan.

                 "PERMITTED LIENS" with respect to a Person means

                 (i) Liens in favor of the Lender to secure the Obligations or with respect to which the Lender may give its written consent;

                 (ii) Liens (other than Liens in favor of the PBGC or in favor of any Governmental Authority for liabilities in respect of Hazardous Materials or Hazardous Materials Contamination) for taxes, assessments, or similar charges incurred in the ordinary course of business that are not yet past due or which are being diligently contested by such Person in good faith by appropriate proceedings and against which adequate reserves or adequate bonds satisfactory to the Lender have been established or obtained, so long as the enforcement of such Liens has been stayed and such Liens do not individually or in the aggregate materially impair the value or use of the property subject thereto or the operation of such Person's business;





                               APPENDIX - PAGE 13

             (iii) pledges or deposits made in the ordinary course of business to secure (A) payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions, or other social security programs, and (B) performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds, in each case payment with respect to which is not past due or is being diligently contested by such Person in good faith by appropriate proceedings and against which adequate reserves satisfactory to the Lender have been established so long as the enforcement of such Lien has been stayed and such Lien does not individually or in the aggregate with other such Liens materially impair the value or use of the property subject thereto or the operation of such Person's business;

             (iv) Liens of landlords, mechanics, materialmen, warehousemen, carriers, or other like liens, arising by operation of law and not agreement of such Person securing obligations incurred in the ordinary course of business that are not yet past due or which are being diligently contested by such Person in good faith by appropriate proceedings and against which adequate reserves or adequate bonds satisfactory to the Lender have been established or obtained, so long as the enforcement of such Lien has been stayed and such Liens do not individually or in the aggregate materially impair the value or use of the property subject thereto or the operation of such Person's business;

             (v) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property which do not individually or in the aggregate materially impair or unreasonably restrict the use of such property, so long as none is violated in any material respect by existing or proposed structures or land use;

             (vi) existing Liens identified on EXHIBIT 6.1 attached hereto (if any) and any renewals and extensions thereof permitted by the Lender; and

             (viii) defects of title to real or personal property (other than any of the Collateral), any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits, and adverse judgments on appeal, in each case if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings so long as levy and execution thereon have been stayed and continue to be stayed and in each case such do not in the aggregate detract from the value of the property of such Person or impair the use thereof in the operation of its business, provided that nothing herein shall be deemed to permit any judgment or judgments prohibited by any other provision hereof; and





                               APPENDIX - PAGE 14

             (ix) that Lien arising under the Perishable Agricultural Commodities Act of 1930 set forth at 7 U.S.C. Section 499e ("PACA LIEN").

                 "PERSON" means any individual, corporation (including a business trust), association, partnership (general or limited) , trust, joint stock company, unincorporated association, joint venture, or any other entity and any Governmental Authority.

                 "PROHIBITED TRANSACTION" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the IRC.

                 "REGULATION D" means Regulation D (12 C.F.R. 204) and all amendments and supplements thereof and any successors or replacements therefor as promulgated from time to time by the Board.

                 "REIMBURSEMENT DATE" means the date the Lender pays a drawing under a Letter of Credit.

                 "REIMBURSEMENT OBLIGATIONS" means the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit paid by the Lender.

                 "REPORTABLE EVENT" means any of the events set forth in
Section 4043 of ERISA.

                 "RESERVE REQUIREMENT" with respect to each Interest Period means the maximum rate (expressed as a decimal) at which reserves (including all basic, supplemental, marginal, emergency, special, and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) are required by the Board (including those under Regulation D) to be maintained during such Interest Period with respect to any Interest Rate Option available hereunder. The Reserve Requirement shall reflect any other reserves required to be maintained against (A) with respect to LIBOR Tranches (1) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined or
(2) any category of extension of credit or other assets that includes LIBOR Tranches; and (B) with respect to Base Rate Tranches and Federal Funds Tranches
(1) any category of liabilities that includes deposits by reference to which the Base Rate or Federal Funds Rate is to be determined or (2) any category of extension of credit or other assets that includes Base Rate Tranches or Federal Funds Tranches.

                 "RESTRICTED PAYMENT" means with respect to any Person (i) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of such Person (other than one payable solely in shares of the same or any junior class of stock to the holders of such class of capital stock); (ii) any payment or distribution on





                               APPENDIX - PAGE 15
account of the purchase, sinking fund or similar payment, redemption, or other retirement of any shares of such Person, or of any warrant, option, or other right to acquire such shares, or any other payment or distribution; and (iii) any payment or distribution on account of the payment or prepayment of principal of, premium, interest, fees, or other charges on, or the redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Debt of such Person which is subordinated in right of payment to the Obligations.

                 "REVOLVING CREDIT OBLIGATIONS" means at any time the sum of the Loan plus the Letter of Credit Obligations at such time.

                 "REVOLVING NOTE" means the completed and executed Revolving Note payable to the Lender in the form attached hereto as EXHIBIT 2.2 and any renewals, extensions, or rearrangements thereof and any substitutions or replacements therefor.

                 "SOLVENT" means as of any time of determination with respect to a Person (i) the fair market value of its assets exceeds the amount of its liabilities (including contingent liabilities), (ii) the present fair saleable value of its assets exceeds the probable liability on existing debts as they become due, (iii) such Person is then able and expects to be able to pay its debts (including contingent liabilities) as they become due, and (iv) such Person has and expects to have sufficient capital (having due regard for the prevailing practice in the industry in which it is engaged) to carry on its business as conducted or proposed to be conducted.

                 "SUBSIDIARY" means with respect to a Person any corporation, association, partnership, joint venture, or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (a) in respect of a corporation, owns or controls more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture, or other business entity, is entitled to share in more than fifty percent (50%) of the profits and losses, however determined.

                 "SURETY" means any Person (other than the Borrower) who is, or whose property is, directly or indirectly liable for the Obligations and includes each Guarantor.

                 "TANGIBLE NET WORTH" with respect to a Person means the remainder of (i) the sum of (A) total shareholder's equity (including the par value of all classes of capital stock, additional paid-in capital, and retained earnings) after deducting treasury stock and any surplus resulting from any write-up of assets which would appear on a balance sheet prepared in accordance





                               APPENDIX - PAGE 16
with GAAP, plus (B) such Person's liabilities for other post retirement benefits (other than pension liabilities) ("OPEB LIABILITIES") calculated in accordance with Statement of Financial Accounting Standards No. 106, minus (ii) the sum of the aggregate book value of Intangible Assets shown on the balance sheet of such Person.

                 "TERMINATION EVENT" means (a) a Reportable Event; (b) the withdrawal of any Obligated Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "Substantial Employer" as defined in
Section 4001 or ERISA or was deemed to be such under Section 4068 of ERISA; (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan Amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a Pension Plan by the PBGC; (e) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Pension Plan; (f) the partial or total withdrawal of any Obligated Party or any ERISA Affiliate from a Multiemployer Plan; (g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; (h) any event or condition which results in the organization or insolvency of a Multiemployer Plan under Section 4241 or
Section 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of a proceeding to terminate a Multiemployer Plan under
Section 4042 of ERISA.

                 "TRANCHE" means a portion of the Loan which bears interest at any Interest Rate Option.

                 "USA" means the United States of America.

                 "WORKING CAPITAL" means the amount by which Current Assets exceed Current Liabilities.





                               APPENDIX - PAGE 17

                                  EXHIBIT 2.2

                                    FORM OF
                                 REVOLVING NOTE

                            NEW YORK CITY, NEW YORK
$8,500,000                                                   FEBRUARY ___, 1997

         FOR VALUE RECEIVED, UNIMARK FOODS, INC., a Texas corporation having its principal place of business at 124 McMakin Road, City of Bartonville, Denton County, Texas, 76226 (referred to herein as the "Borrower"), promises to pay to the order of COoPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH, a Federally Licensed Branch of a Netherlands Cooperative Banking Organization (referred to herein as the "Lender"), the principal sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) or, if less, all such sums as may have been advanced by the Lender under this Note as Advances pursuant to the terms of the Agreement (defined below) and be outstanding hereunder, together with interest on the unpaid principal balance payable at the rates specified in the Agreement. All sums hereunder are payable to the Lender in lawful money of the United States of America in funds available for immediate use at the offices of the Lender at New York City, New York (or such other office as the Lender may specify from time to time by written notice to the Borrower) at the time and in the manner specified in the Agreement.

         Unless the context hereof otherwise requires or provides, the terms used herein defined in that certain Revolving Credit Agreement by and between the Borrower and the other Obligated Parties and the Lender of even date herewith, as the same has been or may be amended or supplemented from time to time (the "Agreement") have the same meanings.

         This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits thereof and the security as provided for therein. Reference is made to the Agreement and the Loan Documents for a statement of the rights and obligations of the Borrower and of the terms and conditions under which Advances evidenced hereby are made and principal outstanding hereunder (together with accrued interest thereon) are to be repaid, a description of the rate or rates of interest which may apply to amounts outstanding hereunder and of limitations thereon, a description of the nature and extent of the security and the rights of the parties in respect to such security, and a statement of the terms and conditions under which the maturity of sums owed evidenced by of this Note may be accelerated. This Note is secured by Liens granted pursuant to the Loan Documents, and reference is made to the Loan Documents for a description of the rights and duties of the parties with respect thereto.




                                                   ____________________________
REVOLVING NOTE - Page 1                            Initialed for Identification

                                 EXHIBIT 2.2

         All Advances and payments made on account of the principal hereof may be endorsed by the holder hereof on the schedule attached hereto (provided that any failure of the Lender or such holder to make any such endorsement shall not affect the obligations of the Borrower hereunder in respect of such Advance.

         The Borrower and each Surety hereby severally (a) waive grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, non-payment or dishonor, notice of intent to accelerate, notice of acceleration and all other notices (except as explicitly provided in the Agreement), filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, surrender, subordination, waiver, modification, change, exchange or release of any security or of the liability of any parties primarily or secondarily liable hereon, (c) agree that the Lender is not required first to institute suit or exhaust its remedies hereon against the Borrower, any Surety or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         If this Note is not paid at maturity, regardless of how such maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any bankruptcy or other judicial proceedings, or is placed in the hands of an attorney for collection, the Borrower shall pay, in addition to all other amounts owing hereunder, all actual expenses of collection, all court costs and reasonable attorney's fees incurred by the holder hereof.

         This Note and the rights and obligations of the parties hereunder shall be governed by the laws of the United States of America and by the laws of the State of NEW YORK, provided that to the extent the laws of the United States of America may permit the Lender to contract for, charge, receive, take, or reserve interest hereon at a higher rate governed by the laws of another state, the laws of such other state shall with respect to such matters govern. This Note is performable in NEW YORK CITY, NEW YORK.

         All agreements between the Borrower and the Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the amount paid, or agreed to be paid to or charged or demanded by the Lender for the use, forbearance, or detention of money or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the Legal Maximum. If




                                                    ____________________________
REVOLVING NOTE - Page 2                             Initialed for Identification

                                  EXHIBIT 2.2
any circumstance otherwise would cause the amount paid, charged or demanded to exceed the Legal Maximum, the amount paid or agreed to be paid to or charged or demanded by the Lender shall be reduced to the Legal Maximum, and if the Lender ever receives an amount which otherwise would exceed the Legal Maximum, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or to the extent such excessive amount otherwise would exceed the unpaid balance of principal of this Note such excess shall be applied first to other indebtedness of the Borrower to the Lender, and the balance, if any, shall be refunded to the Borrower. In determining whether the interest paid, agreed to be paid, charged or demanded hereunder exceeds the Legal Maximum, all sums paid or agreed to be paid to or charged or demanded by the Lender for the use, forbearance or detention of the indebtedness of the Borrower to the Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout such term, (ii) be characterized as a fee, expense or other charge other than interest, and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Lender and the Borrower in conflict herewith.


                              UNIMARK FOODS, INC.



                              By:
                                 ----------------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                       ----------------------------------------




                                                    ____________________________
REVOLVING NOTE - Page 3                             Initialed for Identification

                                  EXHIBIT 2.2

Attached to and forming a part of that certain Revolving Note in the original principal sum of $8,500,000 dated February ___, 1997, from COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH, a Federally Licensed Branch of a Netherlands Cooperative Banking Organization to THE UNIMARK GROUP, INC.


                 ADVANCES AND PAYMENT OF PRINCIPAL AND INTEREST

________________________________________________________________________________

                         AMOUNT OF      AMOUNT OF       UNPAID
          AMOUNT OF      PRINCIPAL      INTEREST       PRINCIPAL
DATE       ADVANCE         PAID           PAID          BALANCE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________





REVOLVING NOTE, Page 4
                                  EXHIBIT 2.2

                                  EXHIBIT 2.3

                                    FORM OF
                              NOTICE OF BORROWING


TO: COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH, a Federally Licensed Branch of a Netherlands Cooperative Banking Organization in its capacity as lender (the "LENDER") under the Revolving Credit Agreement dated as of February ___, 1997 by and between UNIMARK FOODS, INC. (the "BORROWER") and the Lender (as amended, modified, or supplemented from time to time, the "AGREEMENT").

FROM:    UniMark Foods, Inc. (the "BORROWER").


         All terms defined in the Agreement have the same meaning herein.

         Pursuant to SECTION 2.3, CASH ADVANCES of the Agreement, this Notice of Borrowing (the "NOTICE") represents the request of the Borrower to borrow on _______________________ (the "FUNDING DATE") from the Lender the principal amount of $__________________ as a Cash Advance. Proceeds of such Cash Advance are to be disbursed in immediately available funds on the Funding Date as follows:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



NOTICE OF BORROWING - Page 1

                                  EXHIBIT 2.3

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________.

         The Borrower certifies that as of the Funding Date all of the Conditions Precedent contained in the Agreement, including, without limitation, those set forth in SECTION 3.2 of the Agreement, have been satisfied (or waived pursuant to the Agreement) and the Borrower on its behalf and as the authorized agent of the other Obligated Parties hereby jointly and severally certifies that all representations and warranties of the Borrower and the other Obligated Parties set forth in the Agreement and the other Loan Documents are true and correct on the Funding Date (other than representations and warranties which expressly speak as of the Closing Date).

         The Borrower hereby chooses the following Interest Rate Option(s) and provides the additional information required by SECTION 2.3, CASH ADVANCES of the Agreement:


----------------------------------------------------------------------------------------------------------
                                                                                NUMBER OF
                                          AMOUNT OF                              DAYS IN
   INTEREST RATE    FUNDING DATE OR        TRANCHE           APPLICABLE          INTEREST          TRANCHE
      OPTIONS         RENEWAL OR        REPRESENTING          INTEREST          PERIOD FOR         EXPIRY
                    CONVERSION DATE     CASH ADVANCE            RATE             TRANCHE            DATE
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
  Base Rate                                                                       Daily             Daily
----------------------------------------------------------------------------------------------------------
  Federal Funds
  Rate
----------------------------------------------------------------------------------------------------------
  LIBOR Rate
----------------------------------------------------------------------------------------------------------
                                                                               TOTAL AMOUNT
                                                                                OF TRANCHE
                                                                               ------------

                                                                               ------------





NOTICE OF BORROWING - Page 2

                                  EXHIBIT 2.3

         EXECUTED the ______ day of ___________________, 1997.


                             UNIMARK FOODS, INC. (BORROWER)
                             on behalf of itself and as the authorized agent for the other Obligated Parties



                             By:
                                -----------------------------------------------

                             Its:
                                 ----------------------------------------------





NOTICE OF BORROWING - Page 3

                                  EXHIBIT 2.3